                                                                   _____________
                                                                       F&L DRAFT
                                                                   JULY 25, 1996
                                                                   _____________

                                                                     EXHIBIT 4.1


________________________________________________________________________________





                                  ANIXTER INC.
                                  the Company,


                           ANIXTER INTERNATIONAL INC.
                                 the Guarantor

                                      AND

                              THE BANK OF NEW YORK
                                  the Trustee


                                     _____

                                   INDENTURE

                          Dated as of          , 1996


                                     _____





________________________________________________________________________________

                             CROSS REFERENCE TABLE*

                           TIA SECTION                                                     INDENTURE SECTION
                           -----------                                                     -----------------

                            Section 310(a)(1)  . . . . . . . . . . . . . . . . . . .              609
                                       (a)(2)  . . . . . . . . . . . . . . . . . . .              609
                                       (a)(3)  . . . . . . . . . . . . . . . . . . .              N.A.
                                       (a)(4)  . . . . . . . . . . . . . . . . . . .              N.A.
                                       (a)(5)  . . . . . . . . . . . . . . . . . . .              609
                                       (b) . . . . . . . . . . . . . . . . . . . . .              608
                                       (c) . . . . . . . . . . . . . . . . . . . . .              N.A.
                            Section 311(a) . . . . . . . . . . . . . . . . . . . . .              613
                                       (b) . . . . . . . . . . . . . . . . . . . . .              613
                                       (c) . . . . . . . . . . . . . . . . . . . . .              N.A.
                            Section 312(a) . . . . . . . . . . . . . . . . . . . . .            701;702
                                       (b) . . . . . . . . . . . . . . . . . . . . .              702
                                       (c) . . . . . . . . . . . . . . . . . . . . .              702
                            Section 313(a) . . . . . . . . . . . . . . . . . . . . .              703
                                       (b) . . . . . . . . . . . . . . . . . . . . .              703
                                       (c) . . . . . . . . . . . . . . . . . . . . .              703
                                       (d) . . . . . . . . . . . . . . . . . . . . .              703
                            Section 314(a) . . . . . . . . . . . . . . . . . . . . .              704
                                       (b) . . . . . . . . . . . . . . . . . . . . .              N.A.
                                       (c) . . . . . . . . . . . . . . . . . . . . .              102
                                       (d) . . . . . . . . . . . . . . . . . . . . .              N.A.
                                       (e) . . . . . . . . . . . . . . . . . . . . .              102
                                       (f) . . . . . . . . . . . . . . . . . . . . .              N.A.
                            Section 315(a) . . . . . . . . . . . . . . . . . . . . .              601
                                       (b) . . . . . . . . . . . . . . . . . . . . .              602
                                       (c) . . . . . . . . . . . . . . . . . . . . .              601
                                       (d) . . . . . . . . . . . . . . . . . . . . .              601
                                       (e) . . . . . . . . . . . . . . . . . . . . .              514
                            Section 316(a) (last sentence) . . . . . . . . . . . . .              101
                                       (a)(1)(A) . . . . . . . . . . . . . . . . . .              512
                                       (a)(1)(B) . . . . . . . . . . . . . . . . . .              513
                                       (a)(2)  . . . . . . . . . . . . . . . . . . .              N.A.
                                       (b) . . . . . . . . . . . . . . . . . . . . .              508
                                       (c) . . . . . . . . . . . . . . . . . . . . .              104
                            Section 317(a)(1)  . . . . . . . . . . . . . . . . . . .              503
                                       (a)(2)  . . . . . . . . . . . . . . . . . . .              504
                                       (b) . . . . . . . . . . . . . . . . . . . . .              1003
                            Section 318(a)   . . . . . . . . . . . . . . . . . . . .              108





__________________________________

     *   This table shall not be deemed a part of the Indenture.

         N.A. means not applicable.

                               TABLE OF CONTENTS

                                                                                                                              PAGE
                                                                                                                              ----



                                                                   ARTICLE ONE
                                             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         SECTION 101.     Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         SECTION 102.     Compliance Certificates and Opinions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
         SECTION 103.     Form of Documents Delivered to Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
         SECTION 104.     Acts of Holders; Record Dates.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
         SECTION 105.     Notices, Etc., to Trustee, Company and Guarantor. . . . . . . . . . . . . . . . . . . . . . . . . . . 15
         SECTION 106.     Notice to Holders; Waiver.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
         SECTION 107.     Language of Notices.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
         SECTION 108.     Applicability of Trust Indenture Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
         SECTION 109.     Effect of Headings and Table of Contents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
         SECTION 110.     Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
         SECTION 111.     Separability Clause.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
         SECTION 112.     Benefits of Indenture.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
         SECTION 113.     Governing Law.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
         SECTION 114.     Legal Holidays. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
         SECTION 115.     Execution in Counterparts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

                                                                   ARTICLE TWO
                                                                 SECURITY FORMS

         SECTION 201.     Forms Generally.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
         SECTION 202.     Securities in Global Form.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
         SECTION 203.     Form of Trustee's Certificate of Authentication.  . . . . . . . . . . . . . . . . . . . . . . . . . . 19

                                                                  ARTICLE THREE
                                                                 THE SECURITIES

         SECTION 301.     Amount Unlimited; Issuable in Series. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
         SECTION 302.     Denominations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
         SECTION 303.     Execution, Authentication, Delivery and Dating. . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
         SECTION 304.     Temporary Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
         SECTION 305.     Registration, Registration of Transfer and Exchange.  . . . . . . . . . . . . . . . . . . . . . . . . 25
         SECTION 306.     Mutilated, Destroyed, Lost and Stolen Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . 28
         SECTION 307.     Payment of Principal and Interest; Interest Rights Preserved. . . . . . . . . . . . . . . . . . . . . 28
         SECTION 308.     Persons Deemed Owners.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
         SECTION 309.     Cancellation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
         SECTION 310.     Computation of Interest.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
         SECTION 311.     CUSIP Numbers.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31




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
                                                                                                                              PAGE
                                                                                                                              ----




                                                                  ARTICLE FOUR
                                                           SATISFACTION AND DISCHARGE
         SECTION 401.     Satisfaction and Discharge of Indenture.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
         SECTION 402.     Application of Trust Money. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33

                                                                  ARTICLE FIVE
                                                                    REMEDIES

         SECTION 501.     Events of Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
         SECTION 502.     Acceleration of Maturity; Rescission and Annulment. . . . . . . . . . . . . . . . . . . . . . . . . . 34
         SECTION 503.     Collection of Indebtedness and Suits for Enforcement by Trustee . . . . . . . . . . . . . . . . . . . 36
         SECTION 504.     Trustee May File Proofs of Claim. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
         SECTION 505.     Trustee May Enforce Claims Without Possession of Securities . . . . . . . . . . . . . . . . . . . . . 37
         SECTION 506.     Application of Money Collected. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
         SECTION 507.     Limitation on Suits.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
         SECTION 508.     Unconditional Right of Holders to Receive Principal, Premium and Interest . . . . . . . . . . . . . . 38
         SECTION 509.     Restoration of Rights and Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
         SECTION 510.     Rights and Remedies Cumulative. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
         SECTION 511.     Delay or Omission Not Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
         SECTION 512.     Control by Holders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
         SECTION 513.     Waiver of Past Defaults.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
         SECTION 514.     Undertaking for Costs.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40

                                                                   ARTICLE SIX
                                                                   THE TRUSTEE

         SECTION 601.     Certain Duties and Responsibilities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
         SECTION 602.     Notice of Defaults. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
         SECTION 603.     Certain Rights of Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
         SECTION 604.     Not Responsible for Recitals or Issuance of Securities. . . . . . . . . . . . . . . . . . . . . . . . 43
         SECTION 605.     May Hold Securities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
         SECTION 606.     Money Held in Trust.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
         SECTION 607.     Compensation and Reimbursement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
         SECTION 608.     Disqualification; Conflicting Interests.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
         SECTION 609.     Corporate Trustee Required; Eligibility.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
         SECTION 610.     Resignation and Removal; Appointment of Successor . . . . . . . . . . . . . . . . . . . . . . . . . . 50
         SECTION 611.     Acceptance of Appointment by Successor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
         SECTION 612.     Merger, Conversion, Consolidation or Succession to Business . . . . . . . . . . . . . . . . . . . . . 53





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
                                                                                                                              PAGE
                                                                                                                              ----


         SECTION 613.     Preferential Collection of Claims Against Company.  . . . . . . . . . . . . . . . . . . . . . . . . . 53
         SECTION 614.     Compliance with Tax Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
         SECTION 615.     Appointment of Authenticating Agent.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57

                                                                  ARTICLE SEVEN
                                          HOLDERS' LISTS AND REPORTS BY TRUSTEE, COMPANY AND GUARANTOR

         SECTION 701.     Company and Guarantor to Furnish Trustee Names and Addresses of Holders.  . . . . . . . . . . . . . . 59
         SECTION 702.     Preservation of Information; Communications to Holders. . . . . . . . . . . . . . . . . . . . . . . . 59
         SECTION 703.     Reports by Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
         SECTION 704.     Reports by Company and the Guarantor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61

                                                                  ARTICLE EIGHT
                                                     CONSOLIDATION, MERGER, SALE OR TRANSFER

         SECTION 801.     Consolidations, Mergers and Sales Permitted Subject to Certain Conditions.  . . . . . . . . . . . . . 62
         SECTION 802.     Rights and Duties of Successor Corporation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
         SECTION 803.     Officers' Certificate and Opinion of Counsel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63

                                                                  ARTICLE NINE
                                                             SUPPLEMENTAL INDENTURES

         SECTION 901.     Supplemental Indentures Without Consent of Holders. . . . . . . . . . . . . . . . . . . . . . . . . . 63
         SECTION 902.     Supplemental Indentures with Consent of Holders.  . . . . . . . . . . . . . . . . . . . . . . . . . . 65
         SECTION 903.     Execution of Supplemental Indentures; Opinions. . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
         SECTION 904.     Effect of Supplemental Indentures.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
         SECTION 905.     Conformity with Trust Indenture Act.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
         SECTION 906.     Reference in Securities to Supplemental Indentures. . . . . . . . . . . . . . . . . . . . . . . . . . 66

                                                                   ARTICLE TEN
                                                                    COVENANTS

         SECTION 1001.    Payment of Principal, Premium and Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
         SECTION 1002.    Maintenance of Office or Agency.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
         SECTION 1003.    Money for Securities Payments To Be Held in Trust . . . . . . . . . . . . . . . . . . . . . . . . . . 68
         SECTION 1004.    Statement by Officers as to Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
         SECTION 1005.    Restriction on Creation of Secured Debt.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
         SECTION 1006.    Restriction on Sale and Leaseback Transactions. . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
         SECTION 1007.    Restriction on Transfer of Principal Facilities . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
         SECTION 1008.    Restriction on Senior Funded Debt by Restricted Subsidiaries of Company . . . . . . . . . . . . . . . 73





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
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                                                                                                                              ----


         SECTION 1009.    Waiver of Certain Covenants.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 73
         SECTION 1010.    Redemption at the Option of the Holders in Certain Circumstances. . . . . . . . . . . . . . . . . . . 73
         SECTION 1011.    Calculation of Original Issue Discount. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77

                                                                 ARTICLE ELEVEN
                                                            REDEMPTION OF SECURITIES

         SECTION 1101.    Applicability of Article. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
         SECTION 1102.    Election to Redeem; Notice to Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
         SECTION 1103.    Selection by Trustee of Securities to Be Redeemed . . . . . . . . . . . . . . . . . . . . . . . . . . 77
         SECTION 1104.    Notice of Redemption. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 78
         SECTION 1105.    Deposit of Redemption Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 79
         SECTION 1106.    Securities Payable on Redemption Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 79
         SECTION 1107.    Securities Redeemed in Part . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 80

                                                                 ARTICLE TWELVE
                                                                  SINKING FUNDS

         SECTION 1201.    Applicability of this Article . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 80
         SECTION 1202.    Satisfaction of Sinking Fund Payments with Securities . . . . . . . . . . . . . . . . . . . . . . . . 80
         SECTION 1203.    Redemption of Securities for Sinking Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 81

                                                                ARTICLE THIRTEEN
                                                                   DEFEASANCE

         SECTION 1301.    Applicability of Article; Company's Option to Effect Defeasance . . . . . . . . . . . . . . . . . . . 81
         SECTION 1302.    Defeasance and Discharge. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 82
         SECTION 1303.    Covenant Defeasance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 82
         SECTION 1304.    Conditions of Defeasance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 83
         SECTION 1305.    Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous  . . . . . . . . . 84
         SECTION 1306.    Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 84

                                                                ARTICLE FOURTEEN
                                                  REPURCHASE OF SECURITIES AT OPTION OF HOLDERS

         SECTION 1401.    Applicability of Article. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 85
         SECTION 1402.    Notice of Repurchase Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 85
         SECTION 1403.    Deposit of Repurchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 85
         SECTION 1404.    Securities Payable on Repurchase Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 86
         SECTION 1405.    Securities Repurchased in Part. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 86





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
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



                                                                 ARTICLE FIFTEEN
                                                           GUARANTEE AND SUBORDINATION

         SECTION 1501.    Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 86
         SECTION 1502.    Subordination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 87

                                                                 ARTICLE SIXTEEN
                                                            MISCELLANEOUS PROVISIONS

         SECTION 1601.    Securities in Foreign Currencies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 88

                                                                ARTICLE SEVENTEEN
                                                            CORPORATE OBLIGATION ONLY

         SECTION 1701.    Indenture and Securities Solely Corporate Obligations . . . . . . . . . . . . . . . . . . . . . . . . 88





                                      (v)

                                   INDENTURE

                 INDENTURE, dated as of          , 1996, by and among ANIXTER
INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), ANIXTER INTERNATIONAL INC., a corporation duly organized and existing under the laws of the State of Delaware and the parent corporation of the Company (the "Guarantor"), and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (the "Trustee").


                            RECITALS OF THE COMPANY

                 A. The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (the "Securities"), to be issued in one or more series unlimited as to principal amount, to bear such rates of interest, to mature at such times and to have such other provisions as in this Indenture provided.

                 B. All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

                           RECITALS OF THE GUARANTOR

                 A. The Company is a direct subsidiary of the Guarantor and the Guarantor desires to make the Guarantee provided for herein.

                 B. All things necessary to make this Indenture a valid agreement of the Guarantor, in accordance with its terms, have been done.

                 NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                 That, in order to declare the terms and conditions upon which the Securities are authenticated, issued and delivered, and in consideration of the premises and the purchase of the Securities by the Holders (as defined herein) thereof, the Company, the Guarantor and the Trustee covenant and agree with each other, for the benefit of all Holders from time to time of the Securities or of any series thereof, as follows:


                                  ARTICLE ONE

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101.     DEFINITIONS

                 For all purposes of this Indenture and of any supplemental indenture hereto, except as otherwise expressly provided or unless the context otherwise requires:

                 (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                 (2) all other terms used herein which are defined in the Trust Indenture Act (as defined herein), either directly or by reference therein, have the meanings assigned to them therein;

                 (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

                 (4) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                 (5)      the word "or" is not exclusive;

                 (6) the word "including" means including without limitation; and

                 (7) words in the singular include the plural and words in the plural include the singular.

                 "Act," when used with respect to any Holder, has the meaning specified in Section 104.

                 "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with the specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of that Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 615 to act on behalf of the Trustee to authenticate Securities of one or more series.

                 "Authorized Newspaper" means a newspaper in an official language of the country of publication or in the English language, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in the applicable city or country. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers meeting the foregoing requirements and in each case on any Business Day.

                 "Bearer Security" means any Security in the form established pursuant to Section 201 which is payable to bearer.





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

                 "Board of Directors" means either the board of directors of the Company or any duly authorized committee thereof and, with respect to the Guarantor, either the board of directors of the Guarantor or any duly authorized committee thereof.

                 "Board Resolution" means a copy of a resolution delivered to the Trustee that is certified by the Secretary or an Assistant Secretary of the Company or the Secretary or an Assistant Secretary of the Guarantor to have been duly adopted by the applicable Board of Directors and to be in full force and effect on the date of such certification.

                 "Business Day" when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the Place of Payment are authorized or obligated by law or executive order to close.

                 "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the United States Securities Exchange Act of 1934, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

                 "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

                 "Company Request" or "Company Order" means a written request or order delivered to the Trustee that is signed in the name of the Company by its Chairman of the Board, its President or any Vice President, and by its Treasurer, any Assistant Treasurer, its Controller, any Assistant Controller, its Secretary or any Assistant Secretary.

                 "Consolidated Net Tangible Assets" means, in each case, with respect to the Guarantor (a) the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all liabilities and liability items, except for indebtedness payable by its terms more than one year from the date of incurrence thereof (or renewable or extendable at the option of the obligor for a period ending more than one year after such date of incurrence), capitalized rent, capital stock (including redeemable preferred stock) and surplus, surplus reserves and deferred income taxes and credits and other non-current liabilities, and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount, unamortized expenses incurred in the issuance of debt, and other like intangibles which, in each case, under generally accepted accounting principles in effect on the date of the Indenture would be included on a consolidated balance sheet of the Guarantor and its Restricted Subsidiaries, less (b) loans, advances, equity investments and guarantees (other than accounts receivable arising from the sale of merchandise in the ordinary course of business) at the time outstanding that were made or incurred by the Guarantor and its Restricted Subsidiaries to, in or for Unrestricted Subsidiaries or to, in or for corporations while they were Restricted Subsidiaries and which at the time of computation are Unrestricted Subsidiaries.

                 "Continuing Director" means an individual who is a member of the Board of Directors on the date of this Indenture or who shall have become a member of the Board of Directors subsequent to such date and who shall have been nominated or elected by a majority of the other

Continuing Directors then members of the Board of Directors or by a committee a majority of whose members are Continuing Directors.

                 "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at 101 Barclay Street, Floor 21 West, New York, New York 10286.

                 "Corporation" means a corporation, association, company, joint-stock company or business trust.

                 "Current Market Price" means, with respect to any security on any date, the last sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, for such security, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, Inc. or, if such security is not then listed or admitted to trading on the New York Stock Exchange, Inc., as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading or, if such security is not then listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System or, if such security is not then quoted on such National Market System, the average of the closing bid and asked prices for such security in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date such security is not then quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market-maker then making a market in such security selected by the Board of Directors; provided, however, that if on any such date such security is not listed or admitted to trading on a national securities exchange or traded in the over-the-counter market, the "Current Market Price" of such security on such date shall mean the fair value thereof on such date as determined in good faith by the Board of Directors.

                 "Defaulted Interest" has the meaning specified in Section 307.

                 "Defeasance" has the meaning specified in Section 1302.

                 "Depositary" means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depositary by the Company pursuant to
Section 301.

                 "Direction" has the meaning specified in Section 104(c).

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 "Event of Default" has the meaning specified in Section 501.

                 "Fair Market Value" means (i) as to securities which are publicly traded, the average of the Current Market Prices of such securities for each day during the period of 10 consecutive trading days immediately preceding the date of determination and (ii) as to securities which are not





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

publicly traded or any other property, the fair value thereof as determined in good faith by the Board of Directors.

                 "Funded Debt" means all indebtedness for borrowed money having a maturity of more than 12 months from the date as of which the amount thereof is to be determined.

                 "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States.

                 "Global Security" means a Security evidencing all or part of a series of Securities, issued to the Depositary for such series or its nominee, and registered in the name of such Depositary or nominee.

                 "Global Security Registered Owner" has the meaning given it in
Section 305.

                 "Guarantee" means the guarantee of the Guarantor set forth in
Section 1501.

                 "Guarantor" means the Person named as the "Guarantor" in the first paragraph of this Indenture until a successor corporation shall become such pursuant to the applicable provisions of this Indenture, and thereafter "Guarantor" shall mean such successor corporation.

                 "Holder" means a Person in whose name a Security is registered in the Security Register.

                 "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof. The term "Indenture" shall also include the terms of particular series of Securities established as contemplated by Section 301, whether or not a supplemental indenture is entered into with respect thereto.

                 "Interest," when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

                 "Interest Payment Date," when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

                 "Maturity," when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, occurrence of any Repurchase Date or otherwise.

                 "National Rating Agency" means any of the following nationally recognized statistical rating organizations (and, in each case, any successor thereto): Duff & Phelps Credit Rating Co.;

Moody's Investors Service, Inc.; Standard & Poor's Corporation; and Fitch Investors Service, L.P.

                 "Officers' Certificate" means a certificate delivered to the Trustee that is signed by the Company's Chairman of the Board, its President or any Vice President, and by its Treasurer, any Assistant Treasurer, its Controller, any Assistant Controller, its Secretary or any Assistant Secretary.

                 "Opinion of Counsel" means a written opinion of counsel from counsel for the Company or the Guarantor (who may be an employee of the Company or the Guarantor), or outside counsel for the Company or the Guarantor.

                 "Original Issue Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to
Section 502.

                 "Outstanding," when used with respect to any series of Securities, means, as of the date of determination, all Securities of that series which are authenticated and delivered under this Indenture, except:

                 (i) Securities of that series previously canceled by the Trustee or delivered to the Trustee for cancellation;

                 (ii) Securities of that series for whose payment or redemption money in the necessary amount has been previously deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

                 (iii) Securities of that series which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities of any series have given any request, demand, authorization, direction, notice, consent or waiver hereunder,
(A) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 502, (B) the principal amount of a Security denominated in one or more foreign currencies or currency units shall be the U.S. dollar equivalent, determined in the manner provided for such Security on the date of original issuance thereof, as contemplated by Section 301, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the date of original issuance of such Security of the amount determined as provided in
(A) above) of such Security, and (C) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee actually knows to be so owned shall be so disregarded. Notwithstanding the foregoing clause (C), Securities so owned by the Company, such obligor, or such Affiliate that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities so long as the pledgee is not the Company or any other obligor upon the Securities or an Affiliate of the Company or of such other obligor.

                 "Paying Agent" means any Person authorized by the Company to pay the principal of, premium (if any), or interest on any Securities on behalf of the Company.

                 "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or any other entity or government or any agency or political subdivision thereof.

                 "Place of Payment," when used with respect to the Securities of any series, means such city or political subdivision thereof where the principal of, premium (if any), and interest on the Securities of that series are payable as specified for such Securities as contemplated by Section 301.

                 "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

                 "Principal Facility" means any land, building, machinery or equipment, or leasehold interests and improvements in respect of the foregoing, owned, on the date of the Indenture or thereafter, by the Guarantor, the Company or a Restricted Subsidiary, which has a gross book value (without deduction for any depreciation reserves) at the date as of which the determination is being made of in excess of one percent of the Consolidated Net Tangible Assets, other than any such land, building, machinery or equipment, or leasehold interests and improvements in respect of the foregoing which, in the opinion of the Board of Directors of the Guarantor (evidenced by a Board Resolution), is not of material importance to the business conducted by the Guarantor and its Subsidiaries taken as a whole.

                 "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

                 "Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

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                 "Registered Security" means any Security established pursuant to Section 201 which is registered in the Security Register.

                 "Regular Record Date" for the interest payable on any Interest Payment Date on the Securities of any series means the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date or such other date with respect to Securities of any series specified as contemplated by
Section 301.

                 "Repurchase Date," when used with respect to any Security of any series to be repurchased, means the date, if any, fixed for such repurchase pursuant to Section 301.

                 "Repurchase Price," when used with respect to any Security of any series to be repurchased, means the price, if any, at which such Security is to be repurchased pursuant to Section 301.

                 "Responsible Officer," when used with respect to the Trustee, means the Chairman of the Board of Directors, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Trustee's Corporate Trust Office because of that person's knowledge of and familiarity with the particular subject.

                 "Restricted Subsidiary" means (a) any Subsidiary other than an Unrestricted Subsidiary and (b) any Subsidiary that was an Unrestricted Subsidiary but which, subsequent to the date of the Indenture, is designated by the Guarantor and the Company (evidenced by a resolution of their respective Boards of Directors) to be a Restricted Subsidiary; provided, however, that the Guarantor and the Company may not designate any such Subsidiary to be a Restricted Subsidiary if the Guarantor or the Company would thereby breach any covenant or agreement contained herein (on the assumption that any transaction to which such Subsidiary was a party at the time of such designation and which would have given rise to Secured Debt or Senior Funded Debt, or constituted a Sale and Leaseback Transaction at the time it was entered into had such Subsidiary then been a Restricted Subsidiary was entered into at the time of such designation).

                 "Restructuring Event" means any of the following: (1) any Persons other than the Guarantor becoming the beneficial owners, in the aggregate, of Voting Stock of the Company having more than 30 percent of the voting power of all the then outstanding Voting Stock of the Company; (2) any person becoming the beneficial owner of Voting Stock of the Guarantor having more than 30 percent of the voting power of all of the then outstanding Voting Stock of the Guarantor, other than Affiliates of Samuel Zell or Ann Lurie or their respective heirs or beneficiaries; (3) individuals who are not Continuing Directors, constituting a majority of the Board of Directors of the Guarantor;
(4) the Company or the Guarantor consolidating with or merging into any other person (other than the Company consolidating or merging with the Guarantor), or any other person consolidating with or merging into the Company or the Guarantor, pursuant to a transaction in which capital stock of the Company or the Guarantor then outstanding (other than capital stock held by the Guarantor or capital stock held by any person which is a party to such consolidation or merger) is changed or exchanged other than solely in connection with a change of the state of incorporation of the Guarantor or the Company to another state of the United States or the District of Columbia; (5) the Company, in one transaction or a series or related transactions, conveying, transferring or leasing, directly or indirectly, all or substantially all of the assets of the Company and its Subsidiaries taken as a whole (other than to a wholly owned Restricted Subsidiary of the Company); or (6) the Guarantor or any of its Subsidiaries (including the Company) paying or affecting a dividend or distribution (including by way of recapitalization or reclassification) in respect of its capital stock (other than solely to the Guarantor or any of its wholly owned Subsidiaries or other than solely for capital stock of the Guarantor), or purchasing, redeeming, retiring, exchanging or otherwise acquiring for value any of its capital stock (other than solely from the Guarantor or any of its wholly owned subsidiaries or other than solely for capital stock of the Guarantor or the Company), if the cash and fair market value of the securities and assets paid or distributed (except to the Guarantor or any Subsidiary) in connection therewith (determined on the record date for such dividend or distribution or the effective date for such purchase, redemption, retirement, exchange or other acquisition), together with the cash and fair market value of the securities and assets paid or distributed in connection with all other such dividends, distributions, purchases, redemptions, retirements, exchanges and acquisitions effected (except as received by the Guarantor or any Subsidiary) within the 12-month period preceding the record date for such dividend or distribution or the effective date for such purchase, redemption, retirement, exchange or other acquisition (any such fair market value being determined on the respective record or effective dates for such other dividends, distributions, purchases, redemptions, retirements, exchanges and acquisitions), exceeds 30 percent of the aggregate Fair Market Value of all capital stock of the Guarantor outstanding on the record date for such dividend or distribution or the effective date of such purchase, redemption, retirement, exchange or other acquisition (determined on such record or effective date).

                 "Sale and Leaseback Transaction" means any sale or transfer made by the Guarantor, the Company or one or more Restricted Subsidiaries (except a sale or transfer made to the Guarantor, the Company or one or more Restricted Subsidiaries) of any Principal Facility that (in the case of a Principal Facility which is a building or equipment) has been in operation, use or commercial production (exclusive of test and start-up periods) by the Guarantor, the Company or any Restricted Subsidiary for more than 180 days prior to such sale or transfer, or that (in the case of a Principal Facility that is a parcel of real property not containing a building) has been owned by the Guarantor, the Company or any Restricted Subsidiary for more than 180 days prior to such sale or transfer, if such sale or transfer is made with the intention of leasing, or as part of an arrangement involving the lease of such Principal Facility to the Guarantor, the Company or a Restricted Subsidiary (except a lease for a period not exceeding 36 months made with the intention that the use of the leased Principal Facility by the Guarantor, the Company or such Restricted Subsidiary will be discontinued on or before the expiration of such period); provided, however, that the creation of any Secured Debt permitted under Section 1005 shall not be deemed to create or be considered a Sale and Leaseback Transaction.

                 "Secured Debt" means any indebtedness for money borrowed by, or evidenced by a note or other similar instrument of, the Guarantor, the Company or a Restricted Subsidiary, and any other indebtedness of the Guarantor, the Company or a Restricted Subsidiary on which, by the terms of such indebtedness, interest is paid or payable, including obligations evidenced or secured by leases, installment sales agreements or other instruments (other than indebtedness owed by a

Restricted Subsidiary to the Guarantor or the Company, or by a Restricted Subsidiary to another Restricted Subsidiary, or by the Guarantor or the Company to a Restricted Subsidiary), which in any case is secured by (a) a Security Interest in any property or assets of the Guarantor, the Company or any Restricted Subsidiary, or (b) a Security Interest in any shares of stock owned directly or indirectly by the Guarantor or the Company in a Restricted Subsidiary or in indebtedness for money borrowed by a Restricted Subsidiary from the Guarantor, the Company or another Restricted Subsidiary. The securing in the foregoing manner of any previously unsecured debt shall be deemed to be the creation of Secured Debt at the time such security is given. The amount of Secured Debt at any time outstanding shall be the aggregate amount then owing thereon by the Guarantor, the Company and the Restricted Subsidiaries.

                 "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities of any series authenticated and delivered under this Indenture, including any coupons attached thereto.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Security Interest" means any mortgage, pledge, lien, encumbrance or other security interest which secures payment or performance of an obligation.

                 "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

                 "Senior Funded Debt" means any obligation of the Guarantor, the Company or any Restricted Subsidiary which constituted Funded Debt as of the date of its creation and that, in the case of such Funded Debt of the Guarantor and the Company is not subordinate and junior in right of payment to the prior payment of the Securities.

                 "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

                 "Stated Maturity," when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

                 "Subsidiary" means a corporation, association, partnership or other entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by the Guarantor, the Company or by one or more other Subsidiaries, or by the Guarantor, the Company and one or more other Subsidiaries.

                 "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

                 "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument is qualified (to the extent required by law) under such act, except as provided by Section 905.

                 "United States" means the United States of America (including the States and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.

                 "Unrestricted Subsidiary" means (a) any Subsidiary acquired or organized after the date of the applicable Indenture, provided, however, that such Subsidiary is not a successor, directly or indirectly, to, and does not directly or indirectly own any equity interest in, any Restricted Subsidiary,
(b) any Subsidiary the principal business and assets of which are located outside the United States, (c) any Subsidiary the principal business of which consists of financing the acquisition or disposition of machinery, equipment, inventory, accounts receivable and other real, personal and intangible property by Persons including the Guarantor, the Company or a Subsidiary, including without limitation Signal Capital Corporation and its Subsidiaries, (d) any Subsidiary the principal business of which is owning, leasing, dealing in or developing real property for residential or office building purposes, and (e) any Subsidiary substantially all the assets of which consist of stock or other securities of an Unrestricted Subsidiary or Unrestricted Subsidiaries of the character described in clauses (a) through (d) of this paragraph, unless and until, in each of the cases specified in this paragraph, any such Subsidiary shall have been designated to be a Restricted Subsidiary pursuant to clause (b) of the definition of "Restricted Subsidiary."

                 "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

                 "Vice President" when used with respect to the Trustee means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president," and when used with respect to the Company means any vice president who is an officer of the Company, whether or not designated by a number or word or words before such title.

                 "Voting Stock" means securities of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation, association, partnership or other entity (irrespective of whether or not at the time securities of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

SECTION 102.     COMPLIANCE CERTIFICATES AND OPINIONS.

                 Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

                 Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                 (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103.     FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

                 In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                 Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which such officer's certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters or information which is in the possession of the Company, upon a certificate or opinion of, or representations by, an officer or officers of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may be stated to be based on the opinion of other counsel, in which event it shall be accompanied by a copy of such other opinion.

                 Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.     ACTS OF HOLDERS; RECORD DATES.

                 (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is expressly hereby required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                 Without limiting the generality of the foregoing, a Holder, including a Depositary that is a Holder of a Global Security, may make, give or take, by a proxy, or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be made, given or taken by Holders, and a Depositary that is a Holder of a Global Security may provide its proxy or proxies to the beneficial owners of interest in any such Global Security.

                 (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, acting on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of such officer's authority. Notwithstanding the foregoing, the fact and date of the execution of any such instrument or writing, and the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

                 (c) Except as provided in the next paragraph of this Subsection (c) or as specifically provided otherwise pursuant to Section 301 with respect to any series of Securities, the Company may set any day as the record date for the purpose of determining the Holders of Securities of any series entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders of Securities of such series.
With regard to any record date set pursuant to this Subsection (c), the Holders of Outstanding Securities of the relevant series on such record date (or their duly appointed agents), and only such Persons, shall be entitled to give or take the relevant action, whether or not such Holders remain Holders after such record date. With regard to any action that may be given or taken hereunder only by Holders of a requisite principal amount of Outstanding Securities of any series (or their duly appointed agents) and for which a record date is set pursuant to this Subsection (c), the Company may, at its option, set an expiration date after which no such action purported to be given or taken by any Holder shall be effective hereunder unless given or taken on or prior to such expiration date by Holders of the requisite principal amounts of Outstanding Securities of such series on such record date (or their duly appointed agents). On or prior to any expiration date set pursuant to this Subsection (c), the Company may, on one or more occasions at its option, extend such date to any later date. Nothing in this Subsection (c) shall prevent any Holder (or any duly appointed agent thereof) from giving or taking, after any expiration date, any action identical to, or, at any time, contrary to or different from any action given or taken, or purported to have been given or taken, hereunder by a Holder on or prior to such date, in which event the Company may set a record date in respect hereof pursuant to this Subsection (c).

                 Notwithstanding the foregoing, upon receipt by the Trustee, with respect to Securities of any series, of (i) any Notice of Default pursuant to Section 502, (ii) any declaration of acceleration, or any rescission and annulment of any such declaration pursuant to Section 502, or (iii) any direction given pursuant to Section 512 (any such notice, declaration, rescission and annulment, or direction being referred to herein as a "Direction"), a record date shall automatically and without any other action by any Person be set for the purpose of determining the Holders of Outstanding Securities of such series entitled to join in such Direction, which record date shall be the close of business on the day the Trustee receives such Direction. The Holders of Outstanding Securities of such series on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such Direction, whether or not such Holders remain Holders after such record date; provided that, unless such Direction shall have become effective by virtue of Holders of the requisite principal amount of Outstanding Securities of such series on such record date (or their duly appointed agents) having joined therein on or prior to the 90th day after such record date, such Direction shall automatically and without any action by any Person be canceled and be of no further effect. Nothing in this paragraph shall prevent a Holder (or a duly appointed agent thereof) from giving, before or after the expiration of such 90-day period, a Direction contrary to or different from, or, after the expiration of such period, identical to, a Direction that has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date in respect thereof shall be set pursuant to this Subsection (c).

                 (d) The ownership of Registered Securities shall be proved by the Security Register.

                 (e) The principal amount and serial numbers of Bearer Securities held by any Person, and the date of holding the same, may be proved by the production of such Bearer Securities or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary reasonably acceptable to the Company, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and the Company may assume that such ownership of any Bearer Security continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, or (2) such Bearer Security is produced to the Trustee by some other Person or (3) such Bearer Security is surrendered in exchange for a Registered Security, or (4) such Bearer Security is no longer

Outstanding. The principal amount and serial numbers of Bearer Securities held by the Person so executing such instrument or writing and the date of holding the same may also be proved in any other manner which the Trustee deems sufficient.

                 (f) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange thereof or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Security Registrar, any Paying Agent, any Authenticating Agent, or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 105.     NOTICES, ETC., TO TRUSTEE, COMPANY AND GUARANTOR.

                 Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                 (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office,
         Attention: Corporate Trust Trustee Administration, or at such other address as previously furnished in writing to the Holders and the Company by the Trustee for such purpose, or

                 (2) the Company or the Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, registered or certified mail postage prepaid, in the case of the Company, to the Company addressed to it at 4711 Golf Road, Skokie, Illinois 60076, Attn: Secretary, or at such other address as previously furnished in writing to the Trustee by the Company for such purpose and, in the case of the Guarantor, to the Guarantor addressed to it at 2 North Riverside Plaza, Suite 1900, Chicago, Illinois 60606,
         Attn: Secretary, or at such other address as previously furnished in writing to the Trustee by the Guarantor for such purpose.

SECTION 106.     NOTICE TO HOLDERS; WAIVER.

                 Except as otherwise provided in any supplemental indenture with respect to Holders of Securities of any series issued pursuant to such supplemental indenture, where this Indenture provides for notice to Holders of any event:

                 (1) such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder of the Registered Securities affected by such event, at such Holder's address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice, and

                 (2) such notice shall be sufficiently given to Holders of Bearer Securities, if any, if published in an Authorized Newspaper in The City of New York and if the Securities of such series are then listed on any stock exchange outside the United States, in an Authorized Newspaper in such city as the Company shall advise the Trustee that such stock exchange so requires, on a Business Day at least twice, the first such publication to be not earlier than the earliest date and not later than the latest date prescribed for the giving of such notice.

                 In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to the Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

                 In case by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holder of Bearer Securities as provided above, then such notification to Holders of Bearer Securities as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. Neither failure to give notice by publication to Holders of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of any notice mailed to Holders or Registered Securities as provided above.

                 Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 107.     LANGUAGE OF NOTICES.

                 Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language, except that, if the Company so elects, any published notice may be in an official language of the country of publication.


SECTION 108.     APPLICABILITY OF TRUST INDENTURE ACT.

                 If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

SECTION 109.     EFFECT OF HEADINGS AND TABLE OF CONTENTS.

                 The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 110.     SUCCESSORS AND ASSIGNS.

                 All covenants and agreements in this Indenture by the Company, the Guarantor and the Trustee shall bind their respective successors and assigns, whether so expressed or not.

SECTION 111.     SEPARABILITY CLAUSE.

                 In case any provision in this Indenture or in the Securities of any series shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 112.     BENEFITS OF INDENTURE.

                 Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Authenticating Agent, and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 113.     GOVERNING LAW.

                 This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principals thereof.

SECTION 114.     LEGAL HOLIDAYS.

                 In any case where any Interest Payment Date, Redemption Date, Repurchase Date, sinking fund payment date or Stated Maturity or Maturity of any Security of any series or any date by which any report or other information is due pursuant to any provision of this Indenture shall not be a Business Day, then (notwithstanding any other provision of this Indenture or such Securities) payment of interest or principal (and premium, if any) or delivery of such report or information need not be made on or by such date, but may be made on the next succeeding Business Day with the same force and effect (a) with respect to any payment, as if made on the Interest Payment Date, Repurchase Date or Redemption Date, sinking fund payment date or at the Stated Maturity or Maturity, and (b) with respect to any such report or other information, as if delivered by the stated due date. No interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Repurchase Date, sinking fund payment date or Stated Maturity or Maturity, as the case may be, to such next succeeding Business Day.

SECTION 115.     EXECUTION IN COUNTERPARTS.

                 This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.


                                  ARTICLE TWO

                                 SECURITY FORMS

SECTION 201.     FORMS GENERALLY.

                 The Securities of each series shall be in substantially the form as shall be established without the approval of any Holders by or pursuant to one or more Board Resolutions in accordance with Section 301 or in one or more indentures supplemental hereto, in each case, including without limitation such appropriate legends, insertions, omissions, substitutions and other variations as are required or are not prohibited by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as necessary or appropriate to comply with any law or with any rule or regulation made pursuant thereto or with any rules or regulations of any securities exchange on which such series of Securities may be listed, or to conform to general usage, or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 202.     SECURITIES IN GLOBAL FORM.

                 If Securities of a series are Global Securities, any such Global Security may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount or changes in the rights of Holders of Outstanding Securities represented thereby shall be made in such manner and by such Person or Persons as shall be specified therein. Any instructions by the Company with respect to a Global Security shall be in writing but need not comply with Section 102.

                 Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, the Securities of each series shall be issuable in registered form without coupons. If so provided as contemplated by
Section 301, the Securities of a series shall also be issuable in bearer form, with or without interest coupons attached.

                 The definitive Securities of each series shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 203.     FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

                 The Trustee's certificates of authentication shall be in substantially the following form:

                 This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                     [TRUSTEE],
                                     as Trustee



                                     By:     _________________________________
                                             Authorized Signatory

                                 ARTICLE THREE

                                 THE SECURITIES

SECTION 301.     AMOUNT UNLIMITED; ISSUABLE IN SERIES.

                 The aggregate principal amount of Securities of all series which may be issued, executed, authenticated, delivered and Outstanding under this Indenture is unlimited.

                 The Securities may be issued in one or more series. There shall be established, without the approval of any Holders, by or pursuant to authority granted by one or more Board Resolutions and, subject to Section 303, there shall be set forth in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series, any or all of the following, as applicable:

                 (1) the title of the Securities of the series (which shall distinguish the Securities of such series from all other series of Securities);

                 (2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities of the series authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906, 1010, 1107 or 1405 and except for any
         Securities of the series which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder);

                 (3) if other than the Trustee, the identity of each Security Registrar and Paying Agent;

                 (4) the date or dates, or the method by which such date or dates are determined or extended, on which the principal and premium (if any) of the Securities of the series shall be payable;

                 (5) the rate or rates (which may be fixed or variable) at which the Securities of the series shall bear interest, or the method by which such rates will be determined, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable, or the method by which such date will be determined, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve thirty-day months;

                 (6) if other than the fifteenth day next preceding an Interest Payment Date, the Regular Record Date with respect to an Interest Payment Date;

                 (7) the place or places, if any, other than or in addition to the Corporate Trust Office, where the principal of, premium (if any), and interest on Securities of the series shall be payable;

                 (8) the period or periods within which, the price or prices at which, and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have such option;

                 (9) the obligation, if any, of the Company to redeem, repay or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which Securities of the series shall be redeemed, repaid, or purchased, in whole or in part, pursuant to such obligation;

                 (10) if other than denominations of $1,000 and integral multiples thereof, the denominations in which Securities of the series shall be issuable;

                 (11) if other than the currency of the United States of America, the currency, currencies or currency units in which payment of the principal, premium (if any), and interest on any Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for purposes of the definition of "Outstanding" in Section 101;

                 (12) if the amount of payments of principal of, premium (if any), or interest on any Securities of the series may be determined with reference to an index, the manner in which such amounts shall be determined;

                 (13) if the principal of, premium (if any), or interest on any Securities of the series is to be payable, at the election of the Company or a Holder thereof, in one or more currencies or currency units other than that or those in which the Securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of, premium (if any), and interest on Securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

                 (14) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502 or provable in bankruptcy pursuant to Sections 503 and 504;

                 (15) the application, if any, of either or both of Section 302 and Section 1303 to the Securities of the series;

                 (16) any addition to or change in the Events of Default with respect to the Securities of the series and any change in the right of the Trustee or the Holders to declare the principal of, premium (if any), and interest on, such Securities due and payable;

                 (17) any addition to or change in the covenants and definitions currently set forth in this Indenture or in the terms currently set forth in Article Eight or Article Ten;

                 (18) whether Securities of the series shall be issuable as Registered Securities, Bearer Securities (with or without coupons) or both; any restrictions applicable to the offer, sale or delivery of Bearer Securities and the terms, if any, upon which Bearer Securities of the series may be exchanged for Registered Securities of the series and vice versa;

                 (19) if and as applicable, that the Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the Depositary or Depositaries for such Global Security or Global Securities and any circumstances other than those set forth in Section 305 in which any such Global Security may be transferred to, and registered and exchanged for Securities of the series registered in the name of, a Person other than the Depositary for such Global Security or nominee thereof, and in which any such transfer may be registered; and

                 (20) any other terms of the series (which terms shall not be prohibited by the provisions of this Indenture, except as permitted by Section 901(4)).

                 All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section
303) set forth, or determined in the manner provided, in the Officers' Certificate referred to above or in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time. Unless otherwise provided, Securities within a single series may have different terms and a series may be reopened, without the consent of the Holders, for issuance of additional Securities of such series.

                 If any of the terms of the series are established by action taken by or pursuant to one or more Board Resolutions, a copy of an appropriate record of such action(s) shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the Securities of such series.

SECTION 302.     DENOMINATIONS.

                 Unless otherwise specified pursuant to Section 301, the Securities of each series shall be issuable in registered form without coupons. In the absence of any contrary provisions with respect to the Securities of any series pursuant to Section 301, the Registered Securities of such series shall be issuable in denominations of $1,000 and any integral multiple of $1,000, and the Bearer Securities of such series, if any, shall be issuable in the denomination of $5,000.

SECTION 303.     EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

                 The Securities shall be executed on behalf of the Company by its Chairman of the Board, its President, any of its Vice Presidents, the Treasurer or any Assistant Treasurer and attested by its Secretary or any of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

                 Securities bearing the manual or facsimile signatures of individuals who, at the time such manual or facsimile signatures were affixed to such Securities, were properly serving as such officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

                 At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and make available for delivery such Securities as provided in this Indenture. If the form or terms of the Securities of the series have been established in or pursuant to one or more Board Resolutions as permitted by Sections 201 and 301, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon,

                 (a)      a copy of any Board Resolution;

                 (b)      an executed supplemental indenture, if any;

                 (c)      an Officers' Certificate; and

                 (d)      an Opinion of Counsel stating:

                          (1) if the form of such Securities has been established by or pursuant to one or more Board Resolutions as permitted by Section 201, that such form has been established in conformity with the provisions of this Indenture;

                          (2) if the terms of such Securities have been established by or pursuant to one or more Board Resolutions as permitted by Section 301, that such terms have been established in conformity with the provisions of this Indenture; and

                          (3)     that such Securities have been duly
                 authorized and, when executed, authenticated, issued and delivered in accordance with the terms of this Indenture, and assuming due authentication thereof by the Trustee, and when such Securities are delivered and paid for by the purchaser thereof, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; provided, however, that such Opinion of Counsel need express no opinion as to whether a court in the United States would render a money judgment in a currency other than that of the United States.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under such Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

                 Notwithstanding the provisions of Section 301 and of the preceding paragraph, if all Securities of any series are not to be originally issued at one time, it shall not be necessary to deliver the Officers' Certificate otherwise required pursuant to Section 301 or a Company Order or an Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

                 Each Security shall be dated and issued as of the date of its authentication.

                 No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee or its Authenticating Agent by manual signature, and such certificate upon any such Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any such Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 309, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 304.     TEMPORARY SECURITIES.

                 Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and make available for delivery, temporary Securities of that series which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities of that series in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities. In the case of Securities of any series, such temporary Securities may be in the form of Global Securities.

                 If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable, subject to Section 305 hereof, for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor one or more definitive Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.

SECTION 305.     REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

                 The Company may act as, or may appoint an agent or the Trustee to act as, the depository for the safekeeping of certificated Securities, issuing agent of the Securities and registrar for the registration of Registered Securities and transfers of Registered Securities (the "Security Registrar") pursuant to Section 301. The Company shall cause to be kept a register (the register maintained by the Trustee, any agent or in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and transfers of Registered Securities. Unless the Company or another agent is designated as the Security Registrar with respect to any series of Registered Securities pursuant to Section 301, the Trustee is hereby appointed "Security Registrar" of each series of Registered Securities for the purpose of registering Registered Securities and transfers of Registered Securities on such Security Register as herein provided at the Corporate Trust Office.

                 Upon surrender for registration of transfer of any Registered Security of any series at the office or agency in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor bearing a number not contemporaneously outstanding. No Registered Security to be issued upon exchange of an Outstanding Security shall be issued in a denomination less than $1,000 unless otherwise specified pursuant to Section 301.

                 At the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series, of any authorized denomination or denominations and of a like aggregate principal amount and denomination or tenor, upon surrender of such Registered Securities to be exchanged at such office or agency, and upon payment of any taxes or governmental charges as hereinafter provided. Whenever any such Registered Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Registered Securities which the Holder making the exchange is entitled to receive.

                 All Registered Securities of any series issued upon any registration of transfer or exchange of Registered Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Registered Securities of the same series surrendered upon such registration of transfer or exchange.

                 Every Registered Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or such Holder's attorney duly authorized in writing.

                 If so provided with respect to Securities of a series, at the option of the Holder, Bearer Securities of any such series may be exchanged for Registered Securities of the same series containing identical terms and provisions, of any authorized denominations and aggregate principal amount, upon surrender of the Bearer Securities to be exchanged at any such office or agency, with all unmatured coupons and all matured coupons in default thereto appertaining. If the Holder of a Bearer Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, such exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company and the Trustee in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 1002, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside the United States. Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such office or agency in exchange for a Registered Security of the same series and like tenor after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date of payment, as the case may be (or, if such coupon is so surrendered with such Bearer Security, such coupon shall be returned to the person so surrendering the Bearer Security), and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

                 If expressly provided with respect to the Securities of any series, at the option of the Holder, Registered Securities of such series may be exchanged for Bearer Securities upon such terms and conditions as may be provided with respect to such series.

                 Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Securities which the Holder making the exchange is entitled to receive.

                 No service charge shall be made for any registration of transfer or exchange of Securities, but the Company or the Trustee shall require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of such Securities, other than exchanges pursuant to Section 304, 906, 1010, 1107 or 1405 not involving any transfer.

                 The Company shall not be required (i) to issue, register the transfer of, or exchange Securities of any series during a period beginning at the opening of business 15 days before any selection of Securities of that series to be redeemed and ending at the close of business on the day of the mailing of a notice of redemption of Securities of that series selected for redemption under Section 1104; or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any such Security being redeemed in part; or

(iii) to register the transfer of or exchange any Security during a period beginning five days before the date of Maturity with respect to such Securities and ending on such date of Maturity.

                 Notwithstanding the foregoing and except as otherwise specified or contemplated by Section 301, no Global Security shall be exchangeable pursuant to this Section 305 or Sections 304, 906, 1010, 1107 and 1405 for Securities registered in the name of, and no transfer of a Global Security of any series may be registered to, any Person other than the Depositary for such Security or its nominee unless (1) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if the Company determines that the Depositary is unable to continue as Depositary and the Company thereupon fails to appoint a successor Depositary; (2) the Company executes and delivers to the Trustee a Company Order that such Global Security shall be so exchangeable and the transfer thereof so registerable; (3) the Company provides for such exchange pursuant to
Section 301; or (4) there shall have occurred and be continuing an Event of Default, or an event which after notice or lapse of time would be an Event of Default, with respect to the Securities evidenced by such Global Security.
Upon the occurrence in respect of any Global Security of any series of any one or more of the conditions specified in clauses (1), (2), (3) or (4) of the preceding sentence or such other conditions as may be specified as contemplated by Section 301 for such series, such Global Security may be exchanged for Securities of the same series registered in the names of, and the transfer of such Global Security may be registered to, such Persons (including Persons other than the Depositary with respect to such series and its nominees) as such Depositary shall direct. Notwithstanding any other provisions of this Indenture, any Security of any series authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Global Security of that series shall also be a Global Security and shall bear the legend specified in the Officers' Certificate or supplemental indenture specified in Section 201 except for any Security of that series authenticated and delivered in exchange for, or upon registration of transfer of, a Global Security pursuant to the preceding sentence.

                 In the event that a Global Security is deposited upon issuance with a Depositary, it will be registered in the name of the Depositary or a nominee of the Depositary (the "Global Security Registered Owner"). Payments in respect of the principal of, premium (if any) and interest on any Securities registered in the name of the Global Security Registered Owner will be payable to the Global Security Registered Owner in its capacity as the registered owner of such Global Security. The Company and the Trustee may treat the person in whose name(s) the Securities, including the Global Security, are registered as the owner thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. None of the Company, the Guarantor, the Trustee, the Security Registrar, the Paying Agent or any agent of the Company, the Guarantor or the Trustee will have any responsibility or liability for (i) any aspect of the records relating to or payments made on account of the beneficial ownership interests of the Global Security by the Depositary or any of its participants, or for maintaining, supervising or reviewing any records of the Depositary or any of its participants relating to the beneficial ownership interests of the Global Security; (ii) the payments to the beneficial owners of the Global Security of amounts paid to the Global Security Registered Owner; or (iii) for any other matter relating to the actions and practices of the Depositary or any of its participants. Neither the Company nor the Guarantor or the Trustee will be liable for any delay by the Global Security Registered Owner or the Depositary or any of its participants in identifying the beneficial owners of the Securities, and the Company, the Guarantor and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Security

Registered Owner or the Depositary for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Securities to be issued).

SECTION 306.     MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES.

                 If any mutilated Security is surrendered to the Trustee or the Company, together with such security, bond or indemnity as may be required by the Company or the Trustee to save each of them and any agent of either of them harmless, the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

                 If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security; and (ii) such security, bond or indemnity in a form satisfactory to both of them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

                 Notwithstanding the provisions of the previous paragraphs of this Section, in case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

                 Upon the issuance of any Security under this Section, the Company or the Trustee shall require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee), if any, connected therewith.

                 Every new Security of any series issued pursuant to this
Section in lieu of any destroyed, lost or stolen Security of the same series shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately and with any and all other Securities of that series duly issued hereunder. A new Security shall have such legends as are on the old Security, unless the Company provides otherwise.

                 The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307.     PAYMENT OF PRINCIPAL AND INTEREST; INTEREST RIGHTS PRESERVED.

                 Principal, premium (if any), and interest due on a Security at Maturity or upon redemption or repurchase will be paid by wire transfer in immediately available funds against presentation and surrender of the Security by the Holder thereof at the office of the Paying Agent, but only if appropriate wire transfer instructions have been received in writing (or such other means as deemed acceptable by the Paying Agent) by the Paying Agent not less than 15 days before Maturity or the Redemption Date or Repurchase Date. In the event such instructions are not received by such 15th day, such principal, premium (if any), and interest due will be paid by check against such presentation and surrender.

                 Except as otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid, in the case of Registered Securities, to the Person in whose name that Registered Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest and, in the case of Bearer Securities, upon surrender of the coupon appertaining thereto in respect of the interest due on such Interest Payment Date. All interest payments on any Registered Security (other than interest due at Maturity or on redemption or repayment) will be made by mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 301, to the address of such Person as it appears on the Security Register. Notwithstanding the foregoing, any Holder of Registered Securities of any series which pay interest on the same Interest Payment Date and which are in an aggregate principal amount in excess of $10,000,000 may elect to receive payments of interest with respect to such series (other than interest due at Maturity or on redemption or repayment) via wire transfer in immediately available funds to a bank in New York, New York (or other bank approved by the Paying Agent) by making arrangements therefor in writing (or such other means as deemed acceptable by the Paying Agent) with the Paying Agent not later than the Regular Record Date immediately preceding the applicable Interest Payment Date.

                 Any interest on any Registered Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date for Registered Securities of such series (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

                 (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such

         Defaulted Interest and the Special Record Date therefor to be mailed, first-class posted prepaid, to each Holder of Securities of such series at such Holder's address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Registered Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                 (2) The Company may make payment of any Defaulted Interest on the Registered Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Registered Securities of such series in respect of which interest is in default are listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                 Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 308.     PERSONS DEEMED OWNERS.

                 Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of principal of, premium (if any), and (subject to Sections 305 and 307) any interest on such Registered Security and for all other purposes whatsoever, whether or not such Registered Security be overdue, and none of the Company, the Trustee, or any agent of the Company or the Trustee shall be affected by notice to the contrary.

                 Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary, as a Holder, with respect to such Global Security or impair, as between such Depositary and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Security.

                 The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon as the absolute owner of such Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Bearer Security or coupon is overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

SECTION 309.     CANCELLATION.

                 All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all such Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section. The Trustee shall return all canceled Securities to the Company.

SECTION 310.     COMPUTATION OF INTEREST.

                 Except as otherwise specified as contemplated by Section 301 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year consisting of twelve 30-day months. No interest will accrue with respect to the 31st day of any month.

SECTION 311.     CUSIP NUMBERS.

                 The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.


                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

SECTION 401.     SATISFACTION AND DISCHARGE OF INDENTURE.

                 This Indenture shall cease to be of further effect with respect to any series of Securities specified in a Company Request (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such series of Securities when:

                 (1)      either

                          (A) all Securities of such series theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid for as provided in Section 306; and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

                          (B) all Securities of such series not theretofore delivered to the Trustee for cancellation

                          (i)     have become due and payable, or

                          (ii) will become due and payable at their Stated Maturity within one year, or

                          (iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal, premium (if any), and interest to the date of such deposit (in the case of such Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

                 (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to such series of Securities; and

                 (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such series have been complied with.

                 Notwithstanding the satisfaction and discharge of this Indenture with respect to a series of Securities, the obligations of the Company and the Trustee to the Holders of Securities of other series not so satisfied and discharged, the obligations of the Company to the Trustee under
Section 607, the obligations of the Company to any Authenticating Agent under
Section 615, and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402.     APPLICATION OF TRUST MONEY.

                 Subject to provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities of each series and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, for all sums due or to become due thereon for principal, premium (if any), and interest; but such money need not be segregated from other funds except to the extent required by law.


                                  ARTICLE FIVE

                                    REMEDIES

SECTION 501.     EVENTS OF DEFAULT.

                 "Event of Default," wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (1) default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of that default for a period of 30 days; or

                 (2) default in the payment of the principal of (or premium, if any, on) any Security of that series when it becomes due and payable at its Maturity; or

                 (3) default in the deposit of any sinking fund payment, when due by the terms of a Security of that series; or

                 (4) default in the performance, or breach, of any covenant or warranty of the Company or the Guarantor in this Indenture with respect to any Security of that series (other than a covenant or warranty a default in the performance of which or the breach of which is elsewhere in this Section specifically dealt with or that has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of that default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company and the Guarantor by the Trustee or to the Company, the Guarantor and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a "Notice of Default" hereunder; or

                 (5) if an event of default as defined in any mortgage, indenture, bonds, debentures, notes or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company or the Guarantor for money borrowed, whether such indebtedness now exists or shall hereafter be created, shall happen and shall result in more than $10,000,000 (or its equivalent in any other currency) in principal amount of such indebtedness becoming or being declared due and payable before the date on which it would otherwise become due and payable (in which case the Company or the Guarantor shall give notice to the Trustee of such default as soon as is reasonably practicable), and that acceleration shall not be rescinded or annulled, or such indebtedness shall not have been discharged prior to the notice in writing to the Company and the Guarantor given pursuant to Section 502; or

                 (6) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or the Guarantor in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law; or (B) a decree or order adjudging the Company or the Guarantor bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or the Guarantor under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or the Guarantor or of all or substantially all of their respective property, or ordering the winding up or liquidation of their respective affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                 (7) the commencement by the Company or the Guarantor of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or the Guarantor in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against either of them, or the filing by either of them of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by either of them to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or the Guarantor or of all or substantially all of their respective property, or the making by either of them of an assignment for the benefit of creditors, or the admission by either of them in writing of their inability to pay their respective debts generally as they become due, or the taking of corporate action by the Company or the Guarantor in furtherance of any such action; or

                 (8) any other Event of Default provided with respect to Securities of that series, pursuant to Section 301.

SECTION 502.     ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

                 If an Event of Default specified in Section 501(6) or (7) occurs, all unpaid principal of, premium (if any) and accrued interest on the Securities of any series at the time Outstanding shall ipso facto become and shall be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder, and if any other Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series may declare the principal amount (or, if any of the Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company and the Guarantor (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount), plus any interest accrued on the Securities of such series to the date of declaration, shall become immediately due and payable.

                 Upon payment (i) of (A) such principal amount; and (B) such interest; and (ii) of interest on any overdue principal and overdue interest at the rate or rates prescribed therefor in the Securities of such series (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's and the Guarantor's respective obligations in respect of the payment of principal of and interest on the Securities of such series shall terminate.

                 At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series, by written notice to the Company, the Guarantor and the Trustee, may rescind and annul such declaration and its consequences (and the particular event on which the declaration of acceleration is based shall no longer be grounds for a declaration of acceleration) if both:

                 (1) the Company or the Guarantor has paid or deposited with the Trustee a sum sufficient to pay:

                          (A) all overdue installments of interest on all Outstanding Securities of that series,

                          (B) the principal of (and premium, if any, on) any Outstanding Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor or in such Securities,

                          (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

                          (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

                 (2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal (or premium, if any) or interest on Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503.     COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY
                 TRUSTEE.

                 The Company covenants that if:

                 (1) default is made in the payment of any installment of interest on any Security of any series when such interest becomes due and payable and such default continues for a period of 30 days, or

                 (2) default is made in the payment of the principal of (or premium, if any, on) any Security of any series at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of Securities of such series, the whole amount then due and payable on such Securities for principal, premium (if any), and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal, premium (if any), and any overdue interest, at the rate or rates prescribed therefor in such series of Securities, and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                 If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

                 If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504.     TRUSTEE MAY FILE PROOFS OF CLAIM.

                 In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, adjustment, composition or other judicial proceeding relative to the Company (or any other obligor upon the Securities of any series), its property or its creditors, the Trustee (irrespective of whether the principal of the Securities of any series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium (if any), or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise, to (i) file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Securities of such series, of principal, premium (if any), and interest (if any) owing and unpaid in respect of the

Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and (ii) collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Securities of such series to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

                 No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505.     TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES.

                 All rights of action and claims under this Indenture or any of the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506.     APPLICATION OF MONEY COLLECTED.

                 Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                 FIRST:  To the payment of all amounts due the Trustee under
         Section 607;

                 SECOND: To the payment of the amounts then due and unpaid for principal of, premium (if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any) and interest, respectively; and

                 THIRD: To the payment of the remainder, if any, to the Person or Persons entitled thereto.

SECTION 507.     LIMITATION ON SUITS.

                 No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                 (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that same series;

                 (2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that same series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                 (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                 (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                 (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that same series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

SECTION 508. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

                 Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, premium (if any) and (subject to Section 307) any interest on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date or, in the case of repurchase at the option of the Holder, on the Repurchase Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509.     RESTORATION OF RIGHTS AND REMEDIES.

                 If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510.     RIGHTS AND REMEDIES CUMULATIVE.

                 Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.     DELAY OR OMISSION NOT WAIVER.

                 No delay or omission of the Trustee or of any Holder of Securities of any series to exercise any right or remedy accruing upon any Event of Default with respect to such series of Securities shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512.     CONTROL BY HOLDERS.

                 The Holders of a majority in aggregate principal amount of the applicable Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the applicable Outstanding Securities of such series, provided that

                 (1) such direction shall not be in conflict with any rule of law or with this Indenture,

                 (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

                 (3) such direction is not unduly prejudicial to the rights of the other Holders of Securities of such series.

SECTION 513.     WAIVER OF PAST DEFAULTS.

                 The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series may, on behalf of the Holders of all the Outstanding Securities of such series, waive any past default hereunder with respect to such series and its consequences, except a default

                 (1) in the payment of the principal of, premium (if any), or interest on any Security of such series when due (other than amounts due and payable solely upon acceleration pursuant to Section
         502) unless theretofore paid in full and cured in accordance with the terms of this Indenture, or

                 (2) in respect of a covenant or provision hereof which under Section 902 cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

                 Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514.     UNDERTAKING FOR COSTS.

                 All parties to this Indenture agree, and each Holder by such Holder's acceptance of Securities shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, to the filing by any party litigant in such suit other than the Trustee of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium (if any), or interest on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date) or interest on any overdue principal of any Security.


                                  ARTICLE SIX

                                  THE TRUSTEE

SECTION 601.     CERTAIN DUTIES AND RESPONSIBILITIES.

                 (a) With respect to Securities of any series, except during the continuance of an Event of Default with respect to the Securities of such series,

                 (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                 (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

                 (b) With respect to Securities of any series, in case an Event of Default with respect to the Securities of such series has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent individual would exercise or use under the circumstances in the conduct of his or her own affairs.

                 (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

                 (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

                 (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                 (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it with respect to Securities of any series in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of such series, determined as provided in and subject to
         Section 512, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series, provided such direction shall not be in conflict with any rule of law or with this Indenture; and

                 (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                 (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602.     NOTICE OF DEFAULTS.

                 Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series, as their names and addresses appear in the Security Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of, premium (if any), or interest on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Securities of such series; and provided, further, that in the case of any default of the character specified in Section 501(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series. Except with respect to an Event of Default pursuant to Section 501(1), (2) or
(3), the Trustee shall not be charged with knowledge of any default or Event of Default hereunder unless the written notice thereof shall have been given to a Responsible Officer at the Corporate Trust Office by the Company, the Guarantor, a Paying Agent, any Holder or an agent of any Holder.

SECTION 603.     CERTAIN RIGHTS OF TRUSTEE.

                 Subject to the provisions of Section 601:

                 (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                 (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                 (d) the Trustee may consult with counsel of its selection, and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                 (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                 (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company pertaining to the Securities, personally or by agent or attorney;

                 (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

                 (h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

SECTION 604.     NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.

                 The recitals contained herein and in the Securities, except the Trustee's certificate of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Securities or the proceeds thereof.

SECTION 605.     MAY HOLD SECURITIES.

                 The Trustee, any Paying Agent, any Authenticating Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Authenticating Agent, Security Registrar or such other agent.

SECTION 606.     MONEY HELD IN TRUST.

                 Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 607.     COMPENSATION AND REIMBURSEMENT.

                 The Company agrees

                 (1) to pay to the Trustee from time to time such compensation as shall be agreed upon in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of any express trust);

                 (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                 (3) to indemnify each of the Trustee, any predecessor Trustee and their respective agents for, and to hold them harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based on the income of the Trustee), incurred without negligence, willful misconduct or bad faith on their own part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder.

                 When the Trustee incurs expenses or renders services after an Event of Default specified in Section 501(6) or (7) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency, reorganization or other similar law.

                 The Trustee shall have a lien prior to the Securities as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 607, except with respect to funds held in trust for the benefit of the Holders of particular Securities.

  The provisions of this Section shall survive the termination of this Indenture

SECTION 608.     DISQUALIFICATION; CONFLICTING INTERESTS.

                 (a) If the Trustee has or shall acquire any conflicting interest (as defined in this Section) with respect to the Securities of any series then, within 90 days after ascertaining that it has such conflicting interest and if the default (as defined in this Section) to which such conflicting interest relates has not been cured or duly waived or otherwise eliminated before the end of such 90-





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

day period, the Trustee shall either eliminate such conflicting interest or, except as otherwise provided below in this Section, resign with respect to the Securities of that series in the manner and with the effect hereinafter specified in this Article.

                 (b) In the event that the Trustee shall fail to comply with the provisions of Subsection (a) of this Section with respect to the Securities of any series, the Trustee shall, within 10 days after the expiration of such 90-day period, transmit by mail to the Company and all Holders of Securities of that series, as their names and addresses appear in the Security Register, notice of such failure.

                 (c) For the purposes of this Section, the Trustee shall be deemed to have a conflicting interest with respect to the Securities of any series if the Securities of such series are in default (as determined in accordance with the provisions of Section 501, but exclusive of any period of grace or requirement of notice) and

                 (1) the Trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any securities, of the Company are outstanding or is trustee for more than one outstanding series of securities (as defined in this Section) under a single indenture of the Company, unless such other indenture is a collateral trust indenture under which the only collateral consists of Securities issued under this Indenture; provided that there shall be excluded from the operation of this Section other series of Securities issued under this Indenture and any other indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if

                          (i) this Indenture and such other indenture or
                 indentures are wholly unsecured and such other indenture or indentures are hereafter qualified under the Trust Indenture Act, unless the Commission shall have found and declared by order pursuant to Section 305(B) or Section 307(c) of the Trust Indenture Act that differences exist between the provisions of this Indenture with respect to Securities of that series and one or more other series or the provisions of such other indenture or indentures which are so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture with respect to the Securities of that series and such other series or under such other indenture or indentures, or

                          (ii) the Company or the Guarantor, as the case may
                 be, shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that trusteeship under this Indenture with respect to the Securities of that series and such other series or such other indenture or indentures is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture with respect to the Securities of that series and such other series under such other indenture or indentures;

                 (2) the Trustee or any of its directors or executive officers is an obligor upon the Securities or an underwriter for the Company;

                 (3) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with the Company, the Guarantor or an underwriter for the Company or the Guarantor;

                 (4) the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee, or representative of the Company or the Guarantor, or of an underwriter (other than the Trustee itself) for the Company or the Guarantor who is currently engaged in the business of underwriting, except that (i) one individual may be a director and/or an executive officer of the Trustee and a director and/or an executive officer of the Company or the Guarantor, but may not be at the same time an executive officer of both the Trustee and the Company or the Guarantor; (ii) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director and/or an executive officer of the Trustee and a director of the Company or the Guarantor; and (iii) the Trustee may be designated by the Company, the Guarantor or by any underwriter for the Company or the Guarantor to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent or depositary, or in any other similar capacity, or, subject to the provisions of paragraph (1) of this Subsection, to act as trustee, whether under an indenture or otherwise;

                 (5) 10% or more of the voting securities of the Trustee is beneficially owned either by the Company or the Guarantor or by any director, partner or executive officer thereof, or 20% or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or 10% or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or the Guarantor or by any director, partner or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;

                 (6) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), (i) 5% or more of the voting securities, or 10% or more of any other class of security, of the Company or the Guarantor not including the Securities issued under this Indenture and securities issued under any other indenture for which the Trustee is also trustee, or (ii) 10% or more of any class of security of an underwriter for the Company or the Guarantor;

                 (7) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), 5% or more of the voting securities of any person who, to the knowledge of the Trustee, owns 10% or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company or the Guarantor;

                 (8) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), 10% or more of any class of security of any person who, to the knowledge of the Trustee, owns 50% or more of the voting securities of the Company or the Guarantor;

                 (9) the Trustee owns, on the date of default under the Securities of such series (as determined in accordance with the provisions of Section 501, but exclusive of any period of grace or requirement of notice) or any anniversary of such default while such default upon the Securities of such series remains outstanding, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25% or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraph (6), (7) or (8) of this Subsection. As to any such securities of which the Trustee acquired ownership through becoming executor, administrator or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply, for a period of two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed 25% of such voting securities or 25% of any such class of security. Promptly after the dates of any such default upon the Securities of such series and annually in each succeeding year that the Securities of such series remain in default, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such date. If the Company or the Guarantor fails to make payment in full of the principal of, premium (if any), or interest on any of the Securities of any series when and as the same becomes due and payable, and such failure continues for 30 days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such 30-day period, and after such date, notwithstanding the foregoing provisions of this paragraph, all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraphs (6), (7) and (8) of this Subsection; or

                 (10) except under the circumstances described in Subsections (1), (3), (4), (5) or (6) of Section 613(b), the Trustee shall be or shall become a creditor of the Company.

                 For purposes of paragraph (1) of this Subsection, the term "series of securities" or "series" means a series, class, or group of securities issuable under an indenture pursuant to whose terms holders of one such series may vote to direct the indenture trustee, or otherwise take action pursuant to a vote of such holders, separately from holders of another such series; provided that "series of securities" or "series" shall not include any series of securities issuable under an indenture if all such series rank equally and are wholly unsecured.

                 The specification of percentages in paragraphs (5) to (9), inclusive, of this Subsection shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraphs (3) or (7) of this Subsection.

                 For the purposes of paragraphs (6), (7), (8) and (9) of this Subsection only, (i) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (ii) an obligation shall be deemed to be "in default" when a default in payment of principal shall have continued for 30 days or more and shall not have been cured; and (iii) the Trustee shall not be deemed to be the owner or holder of
(A) any security which it holds as collateral security, as trustee or otherwise, for an obligation which is not in default as defined in clause (ii) above, or (B) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (C) any security which it holds as agent for collection, or as custodian, escrow agent or depositary, or in any similar representative capacity.

                 (d)      For the purposes of this Section:

                 (1) The term "underwriter," when used with reference to the Company or the Guarantor, means every person who, within one year prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered or sold for the Company in connection with, the distribution of any security of the Company outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission.

                 (2) The term "director" means any director of a corporation or any individual performing similar functions with respect to any organization, whether incorporated or unincorporated.

                 (3) The term "person" means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an unincorporated organization or a government or political subdivision thereof. As used in this paragraph, the term "trust" shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.

                 (4) The term "voting security" means any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are currently entitled to vote in the direction or management of the affairs of a person.

                 (5) The term "Company" means any obligor upon the Securities of any series.

                 (6) The term "executive officer" means the president, every vice president, every trust officer, the cashier, the secretary and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors.

                 (7) The term "Guarantor" means the Person named as Guarantor in the first paragraph of this Indenture until a successor corporation shall become such pursuant to the applicable provisions of this Indenture, and thereafter "Guarantor" shall mean such successor corporation.
                 (e) The percentages of voting securities and other securities specified in this Section shall be calculated in accordance with the following provisions:

                 (1) A specified percentage of the voting securities of the Trustee, the Company or any other person referred to in this Section (each of whom is referred to as a "person" in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

                 (2) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

                 (3) The term "amount," when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares and the number of units if relating to any other kind of security.

                 (4) The term "outstanding" means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

                          (i) securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

                          (ii) securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

                          (iii) securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise; and

                          (iv) securities held in escrow if placed in escrow by the issuer thereof;

                 provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise voting rights thereof.

                 (5) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; provided, however, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

                 (f) Except in the case of a default in the payment of the principal of, premium (if any) or interest on any of the Securities of any series, or in the payment of any sinking fund installment, the Trustee shall not be required to resign as provided by this Section if the Trustee shall have sustained the burden of proving, on application to the Commission, and after opportunity for hearing thereon, that (i) a default hereunder may be cured or waived during a reasonable period and under the procedures described in such application and (ii) a stay of the Trustee's duty to resign will not be inconsistent with the interest of the Holders of the Securities of such series. The filing of such an application shall automatically stay the performance of the duty to resign until the Commission orders otherwise.

SECTION 609.     CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

                 There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States or of any state of the United States or the District of Columbia which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority. Such Trustee shall have a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Person directly or indirectly controlling, controlled by, or under common control with the Company shall serve as Trustee hereunder. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610.     RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

                 (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

                 (b) The Trustee may resign at any time with respect to the Securities of one or more series by giving not less than 30 days prior written notice to the Company and the Guarantor specifying its intention to resign, the reason therefor, and specifying the date on which the resignation shall become effective. Notwithstanding the foregoing, unless the reason for such resignation is a conflict pursuant to Section 608, then such Trustee must resign with respect to all Securities if the Trustee resigns with respect to any series of Securities. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

                 (c) The Trustee may be removed at any time with respect to the Securities of any series by the Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the Act of the Holders of such series calling for the removal of the Trustee, the Trustee may petition a court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

                 (d)      If at any time:

                 (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security of any series for at least six months, or

                 (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder who has been a bona fide Holder of a Security of any series at least six months, or

                 (3) the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by or pursuant to a Board Resolution may remove the Trustee with respect to any series of Securities or all Securities, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security of any series for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to such series of Securities or all Securities and the appointment of a successor Trustee or Trustees.

                 (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by or pursuant to a Board Resolution, shall appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by
Section 611, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

                 (f) The Company shall give or cause to be given notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 611.     ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

                 (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

                 (b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

                 (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments reasonably necessary for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

                 (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612.     MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

                 Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by or on behalf of the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities. In case any Securities shall have not been authenticated by such predecessor Trustee, any successor Trustee may authenticate and deliver such Securities in either its own name or that of its predecessor Trustee, with full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

SECTION 613.     PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

                 (a) Subject to Subsection (b) of this Section, if the Trustee of Securities of any series shall be, or shall become a creditor, directly or indirectly, secured or unsecured, of the Company or the Guarantor within three months prior to a default upon Securities of such series, as defined in Subsection (c) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually and the Holders of the Securities of such series:

                 (1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three-month period and valid as against the Company or the Guarantor and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this Subsection, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company or the Guarantor upon the date of such default; and

                 (2) all property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three-month period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company or the Guarantor and their respective other creditors in such property or such proceeds.

         Nothing herein contained, however, shall affect the right of the
         Trustee:

                          (A) to retain for its own account (i) payments made on account of any such claim by any Person (other than the Company or the Guarantor) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Company or the Guarantor in bankruptcy or receivership or in proceedings for reorganization pursuant to the federal Bankruptcy Code (as defined herein) or any other applicable federal or state law;

                          (B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such three-month period;

                          (C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three-month period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default as defined in Subsection (c) of this Section would occur within three months; or

                          (D) to receive payment on any claim referred to in paragraph (B) or (C), against the release of any property held as security for such claim as provided in paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

                 For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such three-month period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

                 If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee and the Holders of the Securities of such series in such manner that the Trustee and such Holders realize, as a result of payments from such special account and payments of dividends on claims filed against the Company or the Guarantor in bankruptcy or receivership or in proceedings for reorganization pursuant to the federal Bankruptcy Code or any other applicable federal or state law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company or the Guarantor of the funds and property in such special account and before crediting to the respective claims of the Trustee and such Holders dividends on claims filed against the Company or the Guarantor in bankruptcy or receivership or in proceedings for reorganization pursuant to the federal Bankruptcy Code or any other applicable federal or state law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or proceedings for reorganization pursuant to the federal Bankruptcy Code or any other applicable federal or state law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership, or proceeding for reorganization is pending shall have jurisdiction (i) to apportion between the Trustee and such Holders, in accordance with the provisions of this paragraph, the funds and property held in such special account and proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee and such Holders with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise, to apply the provisions of this paragraph as a mathematical formula.

                 Any Trustee which has resigned or been removed after the beginning of such three-month period shall be subject to the provisions of this Subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three-month period, it shall be subject to the provisions of this Subsection if and only if the following conditions exist:

                 (i) the receipt of property or reduction of claim, which would have given rise to the obligation to account if such Trustee had continued as Trustee, occurred after the beginning of such three-month period; and

                 (ii) such receipt of property or reduction of claim occurred within three months after such resignation or removal.

                 (b) There shall be excluded from the operation of Subsection (a) of this Section a creditor relationship arising from:

                 (1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

                 (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the Holders of Securities of the appropriate series at the time and in the manner provided in this Indenture;

                 (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

                 (4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in cash transactions as defined in Subsection
         (c) of this Section;

                 (5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company or the Guarantor; or

                 (6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as defined in Subsection (c) of this Section.

                 (c)      For the purposes of this Section only:

                 (1) The term "default" means any failure to make payment in full of the principal of or interest on any of the Securities of such series or upon the other indenture securities when and as such principal or interest becomes due and payable.

                 (2) The term "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.

                 (3) The term "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company or the Guarantor for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company or the Guarantor arising from the making, drawing, negotiating, or incurring of the draft, bill of exchange, acceptance or obligation.

                 (4) The term "Company" means any obligor upon the Securities.

                 (5) The term "federal Bankruptcy Code" means the Bankruptcy Code, Title 11 of the United States Code.

                 (6) The term "Guarantor" means the Person named as the Guarantor in the first paragraph of this Indenture until a successor corporation shall become such pursuant to the applicable provisions of this Indenture, and thereafter "Guarantor" shall mean such successor corporation.

SECTION 614.     COMPLIANCE WITH TAX LAWS.

                 The Trustee hereby agrees to comply with all U.S. federal income tax information reporting and withholding requirements with respect to payments of premium (if any) and interest on the Securities, whether acting as Trustee, Security Registrar, Paying Agent or otherwise with respect to the Securities.

SECTION 615.     APPOINTMENT OF AUTHENTICATING AGENT.

                 At any time when any of the Securities remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, a copy of which instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

                 Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

                 An Authenticating Agent for any series of securities may resign at any time by giving written notice thereof to the Trustee, the Company and the Guarantor. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent, the Company and the Guarantor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee for such Securities may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall (i) mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Registered Securities of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register, and (ii) if Securities of the series are issued as Bearer Securities, publish notice of such appointment at least once in an Authorized Newspaper in the place where such successor Authenticating Agent has its principal office if such office is located outside the United States. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effects as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

                 The Company agrees to pay each Authenticating Agent from time to time reasonable compensation for its services under this Section.

                 The provisions of Sections 308, 604 and 605 shall be applicable to each Authenticating Agent.

                 If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in substantially the following form:

                 This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                     [TRUSTEE]
                                     as Trustee


                                     By:     __________________________________
                                             As Authenticating Agent



                                     By:     __________________________________
                                             Authorized Signatory


                 If all of the Securities of any series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested in writing (which writing need not comply with

Section 102) by the Company, shall appoint in accordance with this Section 615 an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such series of Securities.

                 The Trustee is hereby appointed as an Authenticating Agent.


                                 ARTICLE SEVEN

          HOLDERS' LISTS AND REPORTS BY TRUSTEE, COMPANY AND GUARANTOR

SECTION 701. COMPANY AND GUARANTOR TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS.

                 The Company and the Guarantor will furnish or cause to be furnished to the Trustee

                 (a) semi-annually, not more than 15 days after each Regular Record Date (or, if there is no Regular Record Date relating to a series, semi-annually on the dates set forth in or pursuant to the Board Resolution or supplemental indenture with respect to such series), a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of such series as of such date, and

                 (b) at such other times as the Trustee may reasonably request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that so long as the Trustee shall be the Security Registrar, no such list need be furnished.

SECTION 702.     PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS.

                 (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders (i) contained in the most recent list furnished to the Trustee as provided in Section 701, (ii) received by the Trustee in its capacity as Security Registrar and (iii) filed with it within the two preceding years pursuant to Section 703(c)(2). The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished, and destroy not earlier than two years after filing, any information filed with it pursuant to Section 703(c)(2).

                 (b) If three or more Holders (herein referred to as "applicants") apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Indenture or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either

                 (i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 702(a), or

                 (ii) inform such applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 702(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

                 If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 702(a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interest of the Holders of Securities of such series or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders of Securities of such series, with reasonable promptness after the entry of such order and the renewal of such tender.

                 (c) Every Holder, by receiving and holding Securities, agrees with the Company, the Guarantor and the Trustee that neither the Company, the Guarantor nor the Trustee nor any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 702(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing pursuant to a request made under Section 702(b).

                 (d) The Company and the Guarantor agree with the Trustee that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 702(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 702(b).

SECTION 703.     REPORTS BY TRUSTEE.

                 (a) The term "reporting date," as used in this Section, means May 15. Within 60 days after the reporting date in each year (beginning with May 15, 1997), the Trustee shall transmit by mail to all Holders of Securities, as their names and addresses appear in the Security Register, a brief report dated as of such date in accordance with, and only if required under, Section 313(a) of the Trust Indenture Act.

                 (b) The Trustee shall transmit by mail to all Holders of Securities, as their names and addresses appear in the Security Register, a brief report with respect to the matters specified in, and within the times required under, Section 313(b) of the Trust Indenture Act.

                 (c) Reports pursuant to this Section shall be transmitted by mail:

                          (1) to all Holders of Registered Securities, as the names and addresses of such Holders appear in the Security Register;

                          (2) to such Holders of Bearer Securities as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose; and

                          (3) except in the case of reports pursuant to Subsection (b) of this Section, to each Holder of a Security whose name and address is preserved at the time by the Trustee, as provided in Section 702(a).

                 (d) A copy of each such report shall, at the time of such transmission to Holders of Securities, be filed by the Trustee with the Commission, each stock exchange upon which the Securities are listed, and also with the Company. The Company will promptly notify the Trustee if and when Securities of any series are listed on any stock exchange.

SECTION 704.     REPORTS BY COMPANY AND THE GUARANTOR.

                 The Company and the Guarantor will:

                 (1) file with the Trustee, within 15 days after the Company or the Guarantor, as the case may be, is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company or the Guarantor may be required to file with the Commission pursuant to Section 13 or
         Section 15(d) of the Exchange Act; or, if the Company or the Guarantor is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to
         Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

                 (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company or the Guarantor with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

                 (3) transmit to all Holders, in the manner and to the extent provided in Section 703(c) with respect to reports pursuant to
         Section 703(a), within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company or the Guarantor pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission; and

                 (4) deliver to the Trustee, forthwith upon becoming aware of any default or defaults in the performance of any covenant, agreement or condition contained in this Indenture, and in any event not less often than annually, an Officers' Certificate specifying such default or defaults, or the extent of the Company's and Guarantor's compliance with all conditions and covenants hereof (which compliance shall be determined without regard to any period of grace or notice provided hereunder), as the case may be.

                 Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).



                                 ARTICLE EIGHT

                    CONSOLIDATION, MERGER, SALE OR TRANSFER

SECTION 801. CONSOLIDATIONS, MERGERS AND SALES PERMITTED SUBJECT TO CERTAIN CONDITIONS.

                 The Company and the Guarantor shall not consolidate with, or sell or convey all or substantially all of their respective assets to, or merge with or into any other person or entity unless (i) either the Guarantor or the Company shall be the continuing corporation, or the successor shall be a corporation organized and existing under the laws of the United States or a state thereof and the successor corporation shall expressly assume the due and punctual payment of the principal of and interest on all the Securities and the due and punctual performance and observance of all of the covenants and conditions of the Guarantor or the Company, as applicable, under this Indenture by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation; (ii) the Guarantor or the Company, as applicable, or the successor corporation, as the case may be, shall not, immediately after the merger or consolidation, or the sale or conveyance, be in default in the performance of any such covenant or condition; and (iii) after giving effect to the transaction, no event which, after notice or lapse of time, would become an Event of Default shall have occurred or be continuing.

SECTION 802.     RIGHTS AND DUTIES OF SUCCESSOR CORPORATION.

                 In case of any such consolidation, merger, sale or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Guarantor or the Company, as applicable, with the same effect as if it had been named herein as the party of the first part, and the predecessor corporation shall be relieved of any further obligation under this Indenture and the Securities. Any such successor corporation to the Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities of any series so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities of that series theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

                 In case of any such consolidation, merger, sale or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

SECTION 803.     OFFICERS' CERTIFICATE AND OPINION OF COUNSEL.

                 The Trustee, subject to the provisions of Sections 601 and 603, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption, complies with the provisions of this Article Eight.


                                  ARTICLE NINE

                            SUPPLEMENTAL INDENTURES

SECTION 901.     SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

                 Without the consent of any Holders, the Company and the Guarantor, when authorized by or pursuant to one or more Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                 (1) to evidence the succession of another Person to the Company or the Guarantor and the assumption by any such successor of the covenants of the Company or the Guarantor herein and in the Securities; or

                 (2) to add to the covenants of the Company or the Guarantor for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company or the Guarantor; or

                 (3) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Bearer Securities of any series, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities of any series in uncertificated form; or

                 (4) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities; provided, however, that any such addition, change or elimination shall either (i) not adversely affect the rights of the Holders of Outstanding Securities of any series in any material respect, or (ii) not apply to any Outstanding Securities of any series created prior to the execution of such supplemental indenture where such addition, change or elimination has an adverse effect on the rights of the Holders of such Outstanding Securities in any material respect; or

                 (5)      to secure the Securities of any series; or

                 (6) to establish the form or terms of Securities of any series as permitted by Sections 201 and 301; or

                 (7) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611(b); or

                 (8) to cure any ambiguity or defect in and to correct or supplement any provision in this Indenture or any Security of any series that may be inconsistent with any other provision in this Indenture or in the Security of such series, or to make any other provisions with respect to matters or questions arising under this Indenture; provided, however, that any such action pursuant to this clause (8) shall not be inconsistent with the provisions of this Indenture and shall not adversely affect the rights of the Holders of Outstanding Securities of any series in any material respect; or

                 (9) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect qualification of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by the Trust Indenture Act; or

                 (10) to amend or supplement the restrictions on and procedures for resale, attempted resale and other transfers of any series of Securities (whether or not Outstanding) to reflect any change in applicable law or regulation (or interpretation thereof) or in practices relating to the resale or transfer of restricted securities generally.

SECTION 902.     SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

                 With the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series at the time Outstanding affected by such supplemental indenture (voting as one class), by the Act of said Holders delivered to the Company, the Guarantor and the Trustee, the Company and the Guarantor, when authorized by or pursuant to Board Resolutions, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security of each series affected thereby,

                 (1) change the Stated Maturity of the principal of, or any installment or principal of or interest on, any such Security, or reduce the principal amount thereof or the rate of interest thereon or premium (if any) payable upon the redemption thereof, or reduce the obligation of the Company to pay principal amounts, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or change any Place of Payment where, or the coin or currency in which, any such Security of such series or any principal, premium (if any), or interest thereon is payable or impair the right to institute suit for the enforcement of any such payment on or after the due date thereof (or, in the case of redemption, on or after the Redemption Date), or

                 (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any modifications or amendments to this Indenture or to the terms and conditions of that series of Securities, or to approve any supplemental indenture relating to such series, or the consent of whose Holders is required for any waiver with respect to such series (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

                 (3) modify any of the provisions of this Section, Section 513 or Section 1009, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to the "Trustee" and concomitant changes in this Section and Section 1009, or the deletion of this proviso, in accordance with the requirements of Sections 611(b) and 901(7).

                 A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular previously created series of Securities, or which modifies the rights of the Holders of Securities of





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such previously created series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of such previously created series.

                 It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903.     EXECUTION OF SUPPLEMENTAL INDENTURES; OPINIONS.

                 In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not (except to the extent required in the case of a supplemental indenture entered into under Section 901(9)) be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 904.     EFFECT OF SUPPLEMENTAL INDENTURES.

                 Except as provided in this Article, upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905.     CONFORMITY WITH TRUST INDENTURE ACT.

                 Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act if at that date the Indenture shall then be qualified under the Trust Indenture Act.

SECTION 906.     REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES.

                 Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Company, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.





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                                  ARTICLE TEN

                                   COVENANTS

SECTION 1001.    PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.

                 The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of, premium (if any) and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture. Any interest due on and payable in respect of Bearer Securities on or before Maturity shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature.

SECTION 1002.    MAINTENANCE OF OFFICE OR AGENCY.

                 The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series (but not Bearer Securities, except as otherwise provided below, unless such Place of Payment is located outside the United States) may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency. If Securities of a series are issuable as Bearer Securities and so long as any of such Bearer Securities are Outstanding, the Company will maintain, subject to the laws or regulations applicable thereto, an office or agency in a Place of Payment for such series which is located outside the United States where Securities of such series may be presented and surrendered for payment; provided, however, that if the Securities of such series are listed on the Stock Exchange of the United Kingdom and the Republic of Ireland or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent in London, Luxembourg or any other required city located outside the United States as the case may be, so long as the Securities of such series are listed on such exchange. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, except that Bearer Securities of that series may be presented and surrendered for payment at the place specified for that purpose pursuant to Section 301, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                 Except as otherwise provided in the form of Bearer Security of any particular series pursuant to the provisions of this Indenture, no payment of principal, premium or interest on Bearer Securities shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, payment of principal of, premium (if any) and interest in U.S. dollars on any Bearer Security may be made at the office of the Trustee in the Borough of Manhattan, The City of New York if (but only if) payment of the full amount of such





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

principal, premium (if any) or interest at all offices outside the United States maintained for the purpose by the Company in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

                 The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003.    MONEY FOR SECURITIES PAYMENTS TO BE HELD IN TRUST.

                 If the Company shall at any time act as its own Paying Agent with respect to any series of any Securities, it will, on or before each due date of the principal of, premium (if any), or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, premium (if any), or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

                 Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, on or before each due date of the principal of, premium (if any), or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided in the following paragraph, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

                 The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) hold all sums held by it for the payment of the principal of, premium (if any), or interest on any Securities of that series in trust for the benefit of the Holders of such Securities of that series until such sums shall be paid to such Holders or otherwise disposed of as herein provided; (ii) give the Trustee notice of any default by the Company (or any other obligor upon any Securities of that series) in the making of any payment of principal, premium (if any), or interest; and (iii) during the continuance of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, and upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.

                 The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct the Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and upon such payment by any Paying Agent to the Trustee, the Company and such Paying Agent shall be released from all further liability with respect to such sums.

                 Except as otherwise provided in the form of Securities of any particular series pursuant to the provisions of this Indenture, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium (if any), or interest on any Security of any series and remaining unclaimed for one year after such principal, premium (if any), or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such deposited money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper in each Place of Payment or to be mailed to Holders of Registered Securities, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing nor shall it be later than two years after such principal (and premium, if any), interest or any Additional Amounts has become due and payable, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004.    STATEMENT BY OFFICERS AS TO DEFAULT.

                 (a) The Company and the Guarantor will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company and the Guarantor ending after the date hereof, statements signed on behalf of the Company and the Guarantor by their respective principal executive officer, principal financial officer or principal accounting officer stating that in the course of the performance by the signer of his or her duties as an officer of the Company or the Guarantor, as applicable, such officer would normally obtain knowledge of any default (without regard to grace periods or notice requirements) by the Company or the Guarantor, as applicable, in the performance or fulfillment of any covenant, agreement or condition contained in this Indenture, and stating whether such officer has obtained knowledge of any such default, and, if so, specifying each such default of which the signer has knowledge and the nature thereof.

                 (b) The Company and the Guarantor will deliver to the Trustee, within five days after the occurrence thereof, written notice of any event which after notice or lapse of time or both would become an Event of Default pursuant to Section 501.

SECTION 1005.    RESTRICTION ON CREATION OF SECURED DEBT.

                 So long as the Securities of any series remain Outstanding, the Guarantor and the Company will not at any time create, incur, assume or guarantee, and will not cause or permit a Restricted Subsidiary to create, incur, assume or guarantee, any Secured Debt, and the Guarantor and the Company will not at any time create, and will not cause or permit a Restricted Subsidiary to create, any Security Interest securing any indebtedness existing on the date hereof which would constitute Secured Debt if it were secured by a Security Interest, without first making effective provision (and the Guarantor and the Company covenant that in such case they will first make or cause to be made effective provision) whereby the Securities of each series then Outstanding and any other indebtedness of or guaranteed by the Guarantor and the Company or such Restricted Subsidiary then entitled thereto, subject to applicable priorities of payment, shall be secured by the Security

Interest securing such Secured Debt equally and ratably with any and all other obligations and indebtedness thereby secured, so long as any such other obligations and indebtedness shall be so secured, provided, however, that the foregoing covenants shall not be applicable to Secured Debt secured solely by one or more of the following Security Interests:

                 (a)(i) Any Security Interest upon any property hereafter acquired, constructed, developed or improved by the Guarantor or a Restricted Subsidiary and created prior to or contemporaneously with, or within 180 days after the acquisition of property which is a parcel of real property, a building, machinery or equipment; or (ii) the acquisition by the Guarantor, the Company or a Restricted Subsidiary of property subject to any Security Interest upon such property existing at the time of the acquisition thereof, which Security Interest secures obligations assumed by the Guarantor, the Company or a Restricted Subsidiary; or (iii) any conditional sales agreement or other title retention agreement with respect to any property acquired by the Guarantor, the Company or a Restricted Subsidiary; or (iv) any Security Interest existing on the property or on the outstanding shares or indebtedness of a corporation or firm at the time such corporation or firm shall become a Restricted Subsidiary or is merged into or consolidated with the Guarantor, the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to the Guarantor, the Company or a Restricted Subsidiary; provided in each case that any such Security Interest described in clauses (ii), (iii) or (iv) does not attach to or affect property owned by the Guarantor, the Company or such Restricted Subsidiary prior to the creation thereof; or

                 (b) Any Security Interest to secure indebtedness of a Restricted Subsidiary to the Guarantor, the Company or to another Restricted Subsidiary; or

                 (c) Mechanics', materialmen's, carriers' or other like liens arising in the ordinary course of business (including construction of facilities) in respect of obligations which are not due or which are being contested in good faith; or

                 (d) Any Security Interest arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulations, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise or license; or

                 (e) Security Interests for taxes, assessments or governmental charges or levies not yet delinquent, or the Security Interests for taxes, assessments or governmental charges or levies already delinquent but the validity of which is being contested in good faith; or

                 (f) Security Interests (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and, in the case of judgment liens, execution thereon is stayed; or

                 (g) Landlords' liens on fixtures located on the premises leased by the Guarantor, the Company or a Restricted Subsidiary in the ordinary course of business; or

                 (h) Security Interests arising in connection with contracts and subcontracts with or made at the request of the United States, or any state thereof, or any department, agency or instrumentality of the United States; or

                 (i) Security Interests in property of the Guarantor, the Company or a Restricted Subsidiary to secure partial, progress, advance or other payments or any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction, development, or substantial repair, alteration or improvement of the property subject to such Security Interests if the commitment for the financing is obtained not later than 180 days after the later of the completion of or the placing into operation (exclusive of test and start-up periods) of such constructed, developed, repaired, altered or improved property; or

                 (j) Any Security Interest in favor of the United States or any state, county or local government, or any agency of the United States, or any holder of bonds or other securities thereof issued, in connection with the financing of the cost of acquiring, constructing or improving property of the Guarantor, the Company or any Restricted Subsidiary (including, without limitation, any such property designed primarily for the purpose of pollution control), and any transfers of title to any such property and any related property or Security Interest in any such property and any related property, in favor of such government or governmental agency or any such security holders in connection with the acquisition, construction, improvement, attachment or removal of such property; provided that such transfer of title and the lien of any such Security Interest does not apply to any Principal Facility now or hereafter owned by the Guarantor, the Company or any Restricted Subsidiary; or

                 (k) Any extension, renewal or refunding (or successive extensions, renewals or refundings) in whole or in part of any Secured Debt secured by any Security Interest referred to in the foregoing subparagraphs (a) through (j), inclusive, provided that the principal amount of such Secured Debt secured thereby shall not exceed the principal amount outstanding at the time of such extension, renewal or refunding, and that the Security Interest securing such Secured Debt shall be limited to the property which secured the Security Interest so extended, renewed or refunded and additions to such property.

                 Notwithstanding the foregoing provisions of this Section 1005, the Guarantor, the Company and any one or more Restricted Subsidiaries may issue, incur, assume or guarantee Secured Debt (not including Secured Debt permitted to be secured under subparagraphs (a) through (k), inclusive, above) in an aggregate amount which, together with all other Secured Debt (not including Secured Debt to be secured under subparagraphs (a) through (k), inclusive, above) of the Guarantor, the Company and the Restricted Subsidiaries which is issued, incurred, assumed or guaranteed after the date hereof and the aggregate value of the Sale and Leaseback Transactions entered into after the date hereof (not including Sale and Leaseback Transactions referred to in clause (b) of Section 1006), does not at the time exceed 10% of Consolidated Net Tangible Assets. The term "value" shall mean, with respect to a Sale and Leaseback Transaction, as of any particular time, the amount equal to the net proceeds of the property sold or transferred or to be sold or transferred pursuant to such Sale and Leaseback Transaction divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.

SECTION 1006.    RESTRICTION ON SALE AND LEASEBACK TRANSACTIONS.

                 So long as the Securities of any series remain Outstanding, the Guarantor and the Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction, unless (a) the Guarantor, the Company or such Restricted Subsidiary would be entitled to incur Secured Debt only by reason of the last paragraph of Section 1005 equal in amount to the net proceeds of the property sold or transferred or to be sold or to be transferred pursuant to such Sale and Leaseback Transaction and secured by a Security Interest on the property to be leased without equally and ratably securing the Securities of any series as provided in said Section, or (b) the Guarantor, the Company or a Restricted Subsidiary shall apply, within 180 days after the effective date of such sale or transfer, an amount equal to such net proceeds to (i) the acquisition, construction, development or improvement of properties, facilities or equipment which; are, or, upon such acquisition, construction, development or improvement will be, a Principal Facility or Facilities or a part thereof or (ii) the redemption of Securities in accordance with the provisions of Article Eleven, or to the repayment of Senior Funded Debt of the Guarantor, the Company or of any Restricted Subsidiary (other than Senior Funded Debt owed to any Restricted Subsidiary), or in part to such acquisition, construction, development or improvement and in part to such redemption and/or repayment, provided that, in lieu of applying an amount equal to such net proceeds to such redemption, the Guarantor or the Company may, within 180 days after such sale or transfer, deliver to the Trustee Securities (other than Securities made the basis of a reduction in a mandatory sinking fund payment pursuant to Section 1202) for cancellation and thereby reduce the amount to be applied to the redemption of Securities pursuant to clause (ii) above by an amount equivalent to the aggregate principal amount of Securities so delivered (for the purposes of making such calculation the principal amount of Original Issue Discount Securities so canceled shall mean the portion thereof that could have been declared due and payable pursuant to Section 502 at the time canceled). Redemption of Securities pursuant to this Section 1006 shall not be used as credits against mandatory sinking fund payments.

SECTION 1007.    RESTRICTION ON TRANSFER OF PRINCIPAL FACILITIES.

                 So long as the Securities of any series remain Outstanding, the Guarantor and the Company will not, and will not cause, suffer or permit any Restricted Subsidiary to, transfer (whether by merger, consolidation or otherwise) any Principal Facility to any Person other than the Guarantor, the Company or a Restricted Subsidiary, unless it shall apply, within 180 days after the effective date of such transaction, an amount equal to the fair value of such Principal Facility at the time of such transfer, as determined by the Board of Directors, to (a) the acquisition, construction, development or improvement of properties, facilities or equipment which are, or, upon such acquisition, construction, development or improvement will be, a Principal Facility or Facilities or a part thereof or (b) the redemption of Securities of any series in accordance with the provisions of Article Eleven, or to the repayment of Senior Funded Debt of the Guarantor, the Company or of any Restricted Subsidiary (other than any Senior Funded Debt owed to any Restricted Subsidiary), or in part to such acquisition, construction, development or improvement and in part to such redemption and/or repayment; provided that, in lieu of applying to all or any part of such fair value to such redemption, the Guarantor may, within 180 days after such transfer, deliver to the Trustee Securities (other than Securities made the basis of a reduction in a mandatory sinking fund payment pursuant to Section 1202) for cancellation and thereby reduce the amount to be applied to the redemption of the Securities of that series pursuant to clause (b), an amount equivalent to the aggregate principal amount of Securities so delivered (for purposes of making such calculation the principal amount of Original Issue Discount Securities so canceled shall mean the portion thereof that could have been declared due and payable pursuant to Section 502 at the time canceled). Redemption of Securities pursuant to this Section 1007 shall not be used as credits against mandatory sinking fund payments.

SECTION 1008. RESTRICTION ON SENIOR FUNDED DEBT BY RESTRICTED SUBSIDIARIES OF COMPANY.

                 So long as the Securities of any series remain Outstanding, the Company will not permit any of its Restricted Subsidiaries to (a) create, assume or suffer to exist any Senior Funded Debt other than (i) Senior Funded Debt which is permitted to such Restricted Subsidiary as Secured Debt under
Section 1005, (ii) Senior Funded Debt owed to the Guarantor, the Company or another Restricted Subsidiary, (iii) Senior Funded Debt of a corporation or other entity existing at the time such corporation or other entity becomes a Restricted Subsidiary or is merged with or into a Restricted Subsidiary, (iv) Senior Funded Debt of a corporation or other entity assumed by a Restricted Subsidiary in the acquisition of all or substantially all or a portion of the business of such corporation or other entity, and (v) Senior Funded Debt existing on the date hereof; or (b) guarantee, directly or indirectly through any arrangement which is substantially the equivalent of a guarantee, any Senior Funded Debt of another Subsidiary except for (i) guarantees existing as of the date hereof, and (ii) guarantees of Senior Funded Debt permitted to a Restricted Subsidiary under the proceeding clause (a) of this Section 1008.

SECTION 1009.    WAIVER OF CERTAIN COVENANTS.

                 The Company and the Guarantor may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1005 through 1008, inclusive, with respect to the Securities of any series if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by the Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the Guarantor and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

SECTION 1010.    REDEMPTION AT THE OPTION OF THE HOLDERS IN CERTAIN
                 CIRCUMSTANCES.

                 (a) In addition to any other repurchase or redemption of the Securities of any series at the option of the Holders thereof which may be specified for such series as contemplated by Section 301, if during the 180-day period beginning 90 days before the date of first public announcement or disclosure by the Company, the Guarantor or any Person (including, without limitation, directors or officers of the Company or the Guarantor) of an intention to effect the occurrence of a Restructuring Event and ending 90 days thereafter (or such longer period as the rating of the Securities of such series shall be under publicly announced consideration by a National Rating Agency), two or more National Rating Agencies, at least one of which is either Moody's Investors Service, Inc. or Standard & Poor's Corporation, shall downgrade their respective ratings of the Securities of such series from the ratings in effect at the beginning of such 180-day period

(each a "Downgrading Agency," and such event a "Put Event"), then each Holder of Securities of such series shall have the right, at such Holder's option and subject to the conditions of this Section 1010, to require the Company to purchase all or any portion of such Holder's Securities of such series at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Purchase Date (as hereinafter defined) (or if such Securities are Original Issue Discount Securities, 100% of that portion of the principal amount thereof that, as specified in the terms of the Securities of that series, would be payable if the maturity thereof were accelerated pursuant to Section 502 to the Purchase Date). The exercise by a Holder of its right to require the Company to purchase all or a portion of such Holder's securities pursuant to this Section 1010 shall be irrevocable unless waived by the Company. Notwithstanding anything to the contrary in this Section 1010, with respect to the Securities of any series, the Company shall not be obligated to purchase Securities or such series or give notice to the Holders thereof with respect to more than once with respect to the same Put Event.

                 Notwithstanding the foregoing, a National Rating Agency that downgrades its rating of the Securities of a series during the 90-day period prior to the public announcement or disclosure of a Restructuring Event shall not be deemed a Downgrading Agency if it upgrades its rating of the Securities of such series by the close of business on the date of such public announcement or disclosure to at least the rating (the "Threshold Rating") it had given to the Securities of such series at the beginning of such 90-day period (the "Threshold Rating") and does not thereafter downgrade such rating below the Threshold Rating during the 180-day period referenced in the preceding paragraph.

                 (b) In case a Put Event shall have occurred, the Company shall, in the manner provided in Section 106, give notice of such Put Event to the Trustee and to each Holder of Securities of such series within fifteen days following such occurrence, which notice shall set forth details regarding the right of the Holders to require the Company to purchase Securities of such series, the date (the "Purchase Date") fixed for purchase by the Company of such Securities, which date shall (subject to Section 114) be the 90th day following the date on which such notice is mailed by the Company to the Holders of Registered Securities (or, if Securities of the series are issuable as Bearer Securities and such notice is published as provided in Section 106, then the 90th day following the date of the first publication of such notice), and the name and address of the Paying Agent to which such Securities (together in the case of Bearer Securities with all coupons appertaining thereto, if any, maturing after the Purchase Date) are to be presented and surrendered (which Paying Agent, for purposes of this Section 1010, shall, in the case of Registered Securities, be the Trustee and, in the case of Bearer Securities, shall be the office or agency maintained by the Company for such purpose in a place of payment located outside the United States (except as otherwise provided in Section 1002)). If applicable, such notice shall also state that interest accrued to the Purchase Date will be paid as specified in said notice and that interest (or, in the case of Original Issue Discount Securities, original issue discount) on Securities (or portions thereof) presented and surrendered for purchase will cease to accrue on and after the Purchase Date (unless the Company defaults in paying the purchase price and accrued interest, if any).

                 Any Holder intending to exercise its right to put its Securities to the Company, shall deliver written notice of such intention to the Paying Agent, and shall concurrently present and surrender the Securities (together, in the case of Bearer Securities, with all coupons appertaining thereto, if any, maturing after the Purchase Date) to be purchased to the applicable Paying Agent in proper form for purchase by the Company, by the close of business on the fifteenth day preceding the Purchase Date. Any Registered Security so surrendered for purchase in part shall (if the Company, the Registrar or the Trustee so requires) be duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Registrar and/or the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing. Such notice by a Holder shall identify the Securities so surrendered, their aggregate principal amount and, if less than the entire principal amount thereof is to be purchased, the portion of such principal amount to be purchased (in increments of the minimum authorized denomination for Securities of such series) and the denomination or denominations (which shall be an authorized denomination for Securities of such series) of the Security or Securities to be issued to the Holder for the portion of the principal amount of the surrendered Security not to be purchased, and shall include such other information as may be specified for Securities of such series as contemplated by Section 301 (including, to the extent applicable, the name and address of the Holder and/or the Person to whom payment of the purchase price is to be made). No such notice shall be deemed to have been delivered, and no such Securities shall be deemed to have been presented and surrendered, until such notice and Securities are actually received by the Paying Agent. The right of the Holders to require the Company to purchase Securities pursuant to this Section 1010 shall terminate as of the close of business on the fifteenth day preceding the Purchase Date and the Company shall not be obligated to purchase any Securities presented and surrendered thereafter.

                 (c) With respect to each Security which has been properly presented and surrendered, together with all coupons, if any, appertaining thereto maturing after the Purchase Date, and as to which notice has been given to the Paying Agent of the Holder's intention to put the same (or any portion thereof) to the Company in accordance with this Section 1010, such Security (or portion thereof) shall become due and payable on the Purchase Date, and on and after the Purchase Date (unless, as to any such Security (or portion thereof), the Company fails to make the deposit of the purchase price thereof and pay the accrued interest, if any, thereon as provided below) interest (or, in the case of Original Issue Discount Securities, original issue discount), if any, on such Securities (or portions thereof) shall cease to accrue and the coupons for such interest appertaining to any Bearer Securities so to be purchased, except to the extent provided below, shall be void. On or before noon, New York time, on the Purchase Date, the Company shall deposit with the applicable Paying Agent money, in immediately available funds, sufficient to pay the purchase price of, and (except if the Purchase Date is an Interest Payment Date) accrued interest, if any, on, all Securities or portions thereof to be purchased on the Purchase Date. Unless otherwise specified as contemplated by Section 301, the Paying Agent shall promptly mail to the Holders of such Securities payment in an amount equal to such purchase price and accrued interest, if any; provided, however, that (i) no such payment with respect to any Bearer Security shall be mailed to any address in the United States (except as otherwise provided in Section 1002); (ii) installments of interest on Bearer Securities whose stated maturity is on or prior to the Purchase Date shall be payable only at an office or agency maintained by the Company in a place of payment located outside the United States (except as otherwise provided in Section 1002) and, unless otherwise specified as contemplated by Section 301, only upon presentation and surrender of the coupons for such interest, (iii) unless otherwise specified as contemplated by Section 301, installments of interest on Registered Securities whose stated maturity is on or prior to the Purchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant

Regular Record Date or Special Record Date, as the case may be, according to their terms and the provisions of Section 307, and (iv) unless otherwise specified as contemplated by Section 301, if the Purchase Date is after a record date for the payment of interest on Registered Securities of a series and before the related Interest Payment Date, any accrued and unpaid interest to the Purchase Date will be payable on the Purchase Date to the person who was the registered Holder of such Security at the close of business on such Regular Record Date.

                 If any Bearer Security surrendered for purchase shall not be accompanied by all appurtenant coupons maturing after the Purchase Date, such Security may be purchased after deducting from the purchase price therefor an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the purchase price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1002), and, unless otherwise specified as contemplated by Section 301, only upon presentation and surrender of those coupons.

                 If any Registered Security is duly surrendered in accordance with this Section 1010 for purchase in part only, the Company shall execute, and the Trustee shall promptly authenticate and deliver to the Holder of such Security, without service charge, a new Registered Security or Registered Securities of the same series, containing identical terms and provisions, of any authorized denomination as requested by such Holder in its notice given pursuant to Section 1010(b) in aggregate principal amount equal to and in exchange for the unpurchased portion of the principal amount of the Security so surrendered, and, unless otherwise specified as contemplated by Section 301, if a Global Security is so surrendered, the Company shall execute, and the Trustee shall promptly authenticate and deliver to the Depositary for such Global Security, without service charge, a new Global Security in a denomination equal to and in exchange for the unpurchased portion of the principal amount of the Global Security so surrendered.

                 The Company shall comply with the Exchange Act to the extent applicable, and with any other applicable federal and state securities law in performing its obligations under this Section 1010.

                 (d) For so long as any Securities of such series shall remain outstanding, the Company and the Guarantor shall provide such information, pay such customary rating service fees and related expenses and take all reasonable action necessary or appropriate to enable the National Rating Agencies to provide ratings for the Securities of such series.

                 (e) Notwithstanding anything to the contrary in this Indenture, if the giving of the notice of a Put Event shall have been completed as provided in this Section 1010, or if provision satisfactory to the Trustee for the giving of such notice shall have been made, and if the Company shall have deposited with the applicable Paying Agent, funds sufficient to purchase the Securities or portions thereof to be purchased on the Purchase Date at the applicable purchase price and to pay as provided above the accrued and unpaid interest thereon, then all obligations of the Company in respect of such Securities or portions thereof shall cease and be discharged and the Holders of such Securities shall thereafter be restricted exclusively to such funds for any and all claims of whatsoever nature on their part under this Indenture or in respect of such Securities.

SECTION 1011.  CALCULATION OF ORIGINAL ISSUE DISCOUNT.

                 The Company shall file with the Trustee promptly at the end of each calendar year a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year.


                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

SECTION 1101.    APPLICABILITY OF ARTICLE.

                 Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

SECTION 1102.    ELECTION TO REDEEM; NOTICE TO TRUSTEE.

                 The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Securities of any series, the Company shall, at least 30 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed, the Redemption Price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that interest, if any (or, in the case of Original Issue Discount Securities, original issue discount) accrued to the date fixed for redemption will be paid as specified in such notice, and that on and after that date interest, if any, thereon or on the portions thereof to be redeemed (or, in the case of Original Issue Discount Securities, original issue discount) will cease to accrue. In the case of any redemption of such Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction.

SECTION 1103.    SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED.

                 If fewer than all the Securities of any series are to be redeemed (unless all of the Securities of such series issued on the same day with the same terms are to be redeemed), the particular Securities of such series to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series.

                 The Trustee shall promptly notify the Company and the Security Registrar (if other than the Trustee) in writing of the Securities selected for redemption and, in the case of any securities selected for partial redemption, the principal amount thereof to be redeemed.

                 For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any such Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 1104.    NOTICE OF REDEMPTION.

                 Notice of redemption shall be given in the manner provided in
Section 106 not less than 30 nor more than 60 days prior to the Redemption Date, unless a shorter period is specified in the Securities to be redeemed, to the Holders of Securities to be redeemed. Failure to give notice by mailing in the manner herein provided to the Holder of any Registered Securities designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Securities or portion thereof.

                 Any notice that is mailed to the Holder of any Registered Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice.

                 All notices of redemption shall identify the series of Securities to be redeemed (including CUSIP number) and shall state:

                 (1)      the Redemption Date,

                 (2)      the Redemption Price,

                 (3) if fewer than all the Outstanding Securities of any series to be redeemed, the identification (and, in the case of partial redemption of any Securities, the principal amounts) of the particular Securities to be redeemed,

                 (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

                 (5) the place or places where such Securities are to be surrendered for payment of the Redemption Price, and

                 (6) that the redemption is for a sinking fund, if such is the case.

                 A notice of redemption published as contemplated by Section 106 need not identify particular Registered Securities to be redeemed.

                 Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

SECTION 1105.    DEPOSIT OF REDEMPTION PRICE.

                 On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay on the Redemption Date the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 1106.    SECURITIES PAYABLE ON REDEMPTION DATE.

                 Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be redeemed, except to the extent provided below, shall be void. Upon surrender of any such Security for redemption in accordance with said notice, together with all coupons, if any, appertaining thereto maturing after the Redemption Date, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest on Bearer Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only upon presentation and surrender of coupons for such interest (at an office or agency located outside the United States except as otherwise provided in Section 1002), and provided, further, that installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the Regular Record Dates according to their terms and the provisions of Section 307.

                 If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the Redemption Date, such Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons, or the surrender or such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside of the United States except as otherwise provided in Section 1002.

                 If any such Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium (if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in such Security.

SECTION 1107.    SECURITIES REDEEMED IN PART.

                 Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.


                                 ARTICLE TWELVE

                                 SINKING FUNDS

SECTION 1201.    APPLICABILITY OF THIS ARTICLE.

                 The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series, if such sinking fund is established pursuant to Section 301, except as otherwise specified as contemplated by Section 301 for Securities of such series.

                 The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment," and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an "optional sinking fund payment." If provided for by the terms of any Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment made with respect to the Securities of any series shall be applied to the redemption of the Securities of such series as provided for by the terms of Securities of such series.

SECTION 1202.    SATISFACTION OF SINKING FUND PAYMENTS WITH SECURITIES.

                 The Company may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series to be made pursuant to the terms of such Securities as provided for by the terms of such series (1) deliver Outstanding Securities of such series (other than any of such Securities previously called for redemption or any of such Securities in respect of which cash shall have been released to the Company), together in the case of any Bearer Securities of such series with all unmatured coupons appertaining thereto, and (2) apply as a credit Securities of such series which have been redeemed either at the election of the Company pursuant to the terms of such series of Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, provided that such series of Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. If as a result of the delivery or credit of Securities of any series in lieu of cash payments pursuant to this Section 1202, the principal amount of Securities of such series to be redeemed in order to exhaust the aforesaid cash payment shall be less than $100,000, the Trustee need not call Securities of such series for redemption, except upon Company Request, and such cash payment shall be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment, provided, however, that the Trustee or such Paying Agent shall at the request of the Company from time to time pay over and deliver to the Company any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Company to the Trustee of Securities of that series purchased by the Company having an unpaid principal amount equal to the cash payment requested to be released to the Company.

SECTION 1203.    REDEMPTION OF SECURITIES FOR SINKING FUND.

                 Not less than 30 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting of Securities of that series pursuant to Section 1202, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and will also deliver to the Trustee any Securities to be so credited and not theretofore delivered. If such Officers' Certificate shall specify an optional amount to be added in cash to the next ensuing mandatory sinking fund payment, the Company shall thereupon be obligated to pay the amount therein specified. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.


                                ARTICLE THIRTEEN

                                   DEFEASANCE

SECTION 1301.    APPLICABILITY OF ARTICLE; COMPANY'S OPTION TO EFFECT
                 DEFEASANCE.

                 If pursuant to Section 301 provision is made for either or both of (a) defeasance of the Securities of a series under Section 1302 or (b) covenant defeasance of the Securities of a series under Section 1303, then the provisions of such Section or Sections, as the case may be, together with the other provisions of this Article Thirteen, shall be applicable to the Securities of such series, and the Company may at its option by or pursuant to Board Resolution, at any time, with respect to such Securities of any series, elect to have either Section 1302 or Section 1303 applied to the

Outstanding Securities of such series upon compliance with the conditions set forth in this Article Thirteen.

SECTION 1302.    DEFEASANCE AND DISCHARGE.

                 Upon the Company's exercise of the above option applicable to this Section with respect to any Securities of or within a series, the Company and the Guarantor shall be deemed to have been discharged from their respective obligations with respect to the Outstanding Securities of such series on the date the conditions set forth in Section 1304 are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company and the Guarantor shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities of such series and to have satisfied all their respective other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Outstanding Securities to receive, solely from the trust fund described in Section 1304 and as more fully set forth in such Section, payments in respect of the principal of, premium (if any), and interest on such Securities when such payments are due, (B) the Company's obligations with respect to such Securities under Sections 304, 305, 306, 1002, 1003 and Article Fourteen and with respect to the Trustee under Section 607, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder including pursuant to Section 607 hereof and (D) this Article Thirteen. Subject to compliance with this Article Thirteen, the Company may exercise its option under this Section 1302 notwithstanding the prior exercise of its option under Section 1303 with respect to such Securities.

SECTION 1303.    COVENANT DEFEASANCE.

                 Upon the Company's exercise of the above option applicable to this Section with respect to any Securities of or within a series, the Company and the Guarantor shall be released from their respective obligations under Sections 501(5), 1005, 1006, 1007 and 1008 and, if specified pursuant to
Section 301, their respective obligations under any other covenant, with respect to the Outstanding Securities of such series on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance") and such Securities shall thereafter be deemed to be not "Outstanding" for the purpose of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with Sections 501(5), 1005, 1006, 1007 and 1008 or such other covenants, but shall continue to be deemed Outstanding for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities of such series, the Company and the Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or such other covenant, whether directly or indirectly, by reason of any reference in any such Section to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Sections 501(4), 501(5), 501(8) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

SECTION 1304.    CONDITIONS OF DEFEASANCE.

                 The following shall be the conditions to application of either
Section 1302 or Section 1303 to the Outstanding Securities of or within a series:

                 (1) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 609 who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or
         (B) U.S. Government Obligations which through the scheduled payment of principal and interest, if any, in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of, premium (if any), and interest, if any, on such Securities, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of, premium (if any), and each installment of principal of, premium (if any) and interest, if any, on the Outstanding Securities of such series on the Stated Maturity of such principal or installment of principal or interest and (ii) any mandatory sinking fund payments or analogous payments applicable to the Outstanding Securities of such series on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities.

                 (2) No Event of Default or event which with notice or lapse of time or both would become an Event of Default under Sections 501(6) and (7) with respect to any other series of Securities, at any time during the period ending on the 123rd day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the Company in respect of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

                 (3) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or the Guarantor is a party or by which it is bound.

                 (4) In the case of an election under Section 1302, the Company shall have delivered to the Trustee an Opinion of Counsel stating that the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

                 (5) In the case of an election under Section 1303, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance has not occurred.

                 (6) The Company delivers to the Trustee an Officers' Certificate stating that all conditions precedent to the defeasance and discharge of the Securities of such series as contemplated by this Article Thirteen have been satisfied.

SECTION 1305. DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; MISCELLANEOUS.

                 Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively, for purposes of this Section 1305, the "Trustee") pursuant to Section 1304 in respect of the Outstanding Securities of such series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal, premium (if any), and interest (if any), but such money need not be segregated from other funds except to the extend required by law.

                 The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities of such series.

                 Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1304 which, in the opinion of a nationally recognized firm of independent public accounts expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

SECTION 1306.    REINSTATEMENT.

                 If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article Thirteen by reason of any legal proceeding or by reason of any order or judgment of any court or government authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and Securities of the defeased series shall be revived and reinstated as though no deposit had occurred pursuant to this Article Thirteen until such time as the Trustee or any Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article Thirteen.





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                                ARTICLE FOURTEEN

                 REPURCHASE OF SECURITIES AT OPTION OF HOLDERS

SECTION 1401.    APPLICABILITY OF ARTICLE.

                 Securities of any series which are repurchasable before their Stated Maturity at the option of the Holders shall be repurchasable in accordance with their terms and (except with respect to any repurchase provided for in Section 1010, and except as otherwise specified as contemplated by
Section 301 for Securities of any series) in accordance with this Article.

SECTION 1402.    NOTICE OF REPURCHASE DATE.

                 Notice of any Repurchase Date with respect to Securities of any series shall, unless otherwise specified by the terms of the Securities of any series, be given by the Company not less than 30 nor more than 60 days prior to such Repurchase Date to each Holder of Securities of such series in accordance with Section 106 (with a copy to the Trustee).

                 The notice as to Repurchase Date shall state:

                 (1)      the Repurchase Date;

                 (2)      the Repurchase Price;

                 (3) the place or places where such Securities are to be surrendered for payment of the Repurchase Price and the date by which Securities must be so surrendered in order to be repurchased;

                 (4) a description of the procedure which a Holder must follow to exercise a repurchase right; and

                 (5) that exercise of the option to elect repurchase is irrevocable.

No failure of the Company to give the foregoing notice shall limit any Holder's right to exercise a repurchase right.

SECTION 1403.    DEPOSIT OF REPURCHASE PRICE.

                 On or prior to the Repurchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Repurchase Price of and (unless the Repurchase Date shall be an Interest Payment Date) accrued interest, if any, on all of the Securities of such series which are to be repurchased on that date.

SECTION 1404.    SECURITIES PAYABLE ON REPURCHASE DATE.

                 The form of option to elect repurchase having been delivered as specified in the form of Security for such series as provided in Section 201, the Securities of such series so to be repurchased shall, on the Repurchase Date, become due and payable at the Repurchase Price applicable thereto and from and after such date (unless the Company shall default in the payment of the Repurchase Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for repurchase in accordance with said notice, such Security shall be paid by the Company at the Repurchase Price together with accrued interest to the Repurchase Date; provided, however, that installments of interest whose Stated Maturity is on or prior to such Repurchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

                 If any such Security shall not be paid upon surrender thereof for repurchase, the principal (and premium, if any) shall, until paid, bear interest from the Repurchase Date at the rate prescribed therefor in such Security.

SECTION 1405.    SECURITIES REPURCHASED IN PART.

                 Any Security which by its terms may be repurchased in part at the option of the Holder and which is to be repurchased only in part shall be surrendered at any office or agency of the Company designated for that purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities of the same series, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.


                                ARTICLE FIFTEEN

                          GUARANTEE AND SUBORDINATION

SECTION 1501.    GUARANTEE.

                 The Guarantor hereby unconditionally guarantees to each Holder of a Security, and to the Trustee on behalf of each such Holder, the due and punctual payment of the principal of, premium (if any) and interest on such Security and the due and punctual payment of any sinking fund payments provided for pursuant to the terms of such Security when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such Security and of this Indenture. In case of the failure of the Company punctually to make any such principal, premium (if any), interest, or sinking fund payment, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company.

                 The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and unaffected by, any invalidity, irregularity or unenforceability of any Security of any series or this Indenture, any failure to enforce the provisions of any Security of any series or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto by the Holder of any Security of any series or the Trustee, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification, indulgence or circumstance shall without the consent of the Guarantor increase the principal amount of a Security or the interest rate thereon or change the currency of payment with respect to any Security, or alter the Stated Maturity thereof, or increase the principal amount of any Original Issue Discount Security that would be due and payable upon a declaration of acceleration or acceleration of the maturity thereof pursuant to Section 502, or increase any premium payable upon redemption thereof or increase any sinking fund payment required under such Security. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any Security or the indebtedness evidenced thereby or with respect to any sinking fund payment required pursuant to the terms of a Security issued under this Indenture and all demands whatsoever, and covenants that this Guarantee will not be discharged with respect to any Security except by payment in full of the principal of, premium (if any) and interest, if any, thereon. If at any time any payment of principal of, premium (if any) and interest on such Security is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company, the Guarantor's obligations hereunder with respect to such payment shall be reinstated as of the date of such rescission, restoration or return as though such payment had become due but had not been made at such time.

SECTION 1502.    SUBORDINATION.

                 The Guarantor shall not be subrogated to the rights of the Holder of a Security against the Company in respect of any amounts paid to such Holder pursuant to the provisions of this Guarantee unless and until the Guarantor or the Company has made due payment of the principal of, premium (if any) and interest on each and every other Outstanding Security when the same becomes due and payable, whether at Stated Maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such Security and this Indenture.

                                ARTICLE SIXTEEN

                            MISCELLANEOUS PROVISIONS

SECTION 1601.    SECURITIES IN FOREIGN CURRENCIES.

                 Whenever this Indenture provides for (i) any action by, or the determination of any of the rights of, Holders of Securities of any series in which not all of such Securities are denominated in the same currency, or (ii) any distribution to Holders of Securities, in the absence of any provision to the contrary in the form of Security of any particular series, any amount in respect of any Security denominated in a currency other than Dollars shall be traded for any such action or distribution as that amount of Dollars that could be obtained for such amount on such reasonable basis of exchange and as of the record date with respect to Registered Securities of such series (if any) for such action, determination of rights or distribution (or, if there shall be no applicable record date, such other date reasonably proximate to the date of such action, determination of rights or distribution) as the Company may specify in a written notice to the Trustee or, in the absence of such written notice, as the Trustee may determine.


                               ARTICLE SEVENTEEN

                           CORPORATE OBLIGATION ONLY

SECTION 1701.    INDENTURE AND SECURITIES SOLELY CORPORATE OBLIGATIONS.

                 No recourse under or upon any obligation, covenant or agreement contained in this Indenture, any supplemental indenture, or in any Security, because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future shareholder, employee, officer or director, as such, of the Company or the Guarantor or of any successor corporation of the Company or the Guarantor, either directly or through the Company or the Guarantor or any successor corporation of the Company or the Guarantor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or penalty or by any legal or equitable proceeding or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, shareholders, employees, officers or directors being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration of the issuance of the Securities.

                                 *  *  *  *  *

                 The Bank of New York hereby accepts the trusts in this Indenture upon the terms and conditions hereinabove set forth.

                 IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.



                      ANIXTER INC.
                              the Company



                      By:     ________________________________
                              Title:   President and Chief Executive
                                          Officer


                      ANIXTER INTERNATIONAL INC.
                              the Guarantor



                      By:     ________________________________
                              Title: President and Chief Executive
                                          Officer


                      THE BANK OF NEW YORK
                              as Trustee



                      By:     ________________________________
                              Title: